UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.      )
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☑	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-12
HEARTWARE INTERNATIONAL, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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April 6, 2010
Dear Stockholder:
You are cordially invited to attend this year’s annual meeting of stockholders to be held on Tuesday May 4, 2010, at 4:30 P.M., U.S. Eastern Standard Time (6:30 A.M. May 5, 2010 Australian Eastern Standard Time), at the Boston Harbor Hotel, 70 Rowes Wharf, Atlantic Ave., Boston MA 02110.
The matters to be acted upon are described in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement.
All stockholders are cordially invited to attend the Annual Meeting in person. Whether or not you expect to attend the Annual Meeting, you are urged to submit your proxy or CHESS Depository Interest (CDI) voting instruction form as soon as possible so that your shares can be voted at the Annual Meeting in accordance with your instructions. Telephone and Internet voting are available. For specific instructions on voting, please refer to the instructions on the proxy card or CDI voting instruction form.
Whether or not you plan to attend the meeting, your vote is very important and we encourage you to vote promptly. You may vote your shares (or direct CHESS Depository Nominees Pty Ltd (CDN) to vote if you hold your shares in the form of CDIs) by following the instructions on the enclosed proxy card or CDI Voting Instruction Form. Internet voting is available as described in the enclosed materials. If you hold your shares through an account with a brokerage firm, bank or other nominee, please follow the instructions you receive from them to vote your shares.
We look forward to seeing you at the annual meeting.

Sincerely yours,

Douglas Godshall Chief Executive Officer

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 4, 2010 (U.S. EASTERN STANDARD TIME)
TO THE STOCKHOLDERS:
Notice is hereby given that the annual meeting of stockholders of HeartWare International, Inc., a Delaware corporation, will be held on Tuesday May 4, 2010, at 4:30 P.M., U.S. Eastern Standard Time, (6:30 A.M. on May 5, 2010 Australian Eastern Standard Time) at the Boston Harbor Hotel, 70 Rowes Wharf, Atlantic Ave., Boston MA 02110, for the following purposes:
1. To elect a class of three directors, identified in the accompanying proxy statement, to hold office until our annual meeting of stockholders to be held in 2013 and until his or her successor is duly elected and qualified;
2. To ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2010;
3. For the purposes of ASX Listing Rule 10.14 and for all other purposes, to approve the grant of 120,000 restricted stock units to Douglas Godshall on the terms set out in the accompanying proxy statement;
4. For the purposes of ASX Listing Rule 10.14 and for all other purposes, to approve the grant of 1,000 restricted stock units and 1,000 stock options to Robert Thomas on the terms set out in the accompanying proxy statement;
5. For the purposes of ASX Listing Rule 10.14 and for all other purposes, to approve the grant of 1,000 restricted stock units and 1,000 stock options to Seth Harrison on the terms set out in the accompanying proxy statement;
6. For the purposes of ASX Listing Rule 10.14 and for all other purposes, to approve the grant of 1,000 restricted stock units and 1,000 stock options to Timothy Barberich on the terms set out in the accompanying proxy statement;
7. For the purposes of ASX Listing Rule 10.14 and for all other purposes, to approve the grant of 1,000 restricted stock units and 1,000 stock options to Christine Bennett on the terms set out in the accompanying proxy statement;
8. For the purposes of ASX Listing Rule 10.14 and for all other purposes, to approve the grant of 1,000 restricted stock units and 1,000 stock options to Charles Raymond Larkin, Jr. on the terms set out in the accompanying proxy statement;
9. For the purposes of ASX Listing Rule 10.14 and for all other purposes, to approve the grant of 1,000 restricted stock units and 1,000 stock options to Robert Stockman on the terms set out in the accompanying proxy statement;
10. For the purposes of ASX Listing Rule 10.14 and for all other purposes, to approve the grant of 1,000 restricted stock units and 1,000 stock options to Denis Wade on the terms set out in the accompanying proxy statement;
11. For the purposes of ASX Listing Rule 10.17 and for all other purposes, to approve the increase in the maximum annual aggregate directors’ fees payable to the non-executive directors of the Company to $750,000 per annum to be allocated between the directors in such proportions as are determined by the Company; and
12. To transact such other business as may properly come before the meeting or any adjournment or postponement of the meeting.

The board of directors recommends that stockholders vote FOR Proposals 1- 10 (inclusive), save for Douglas Godshall (with respect to Proposal 3 only), Robert Thomas (with respect to Proposal 4 only), Seth Harrison (with respect to Proposal 5 only), Timothy Barberich (with respect to Proposal 6 only), Christine Bennett (with respect to Proposal 7 only), Charles Raymond Larkin, Jr. (with respect to Proposal 8 only), Robert Stockman (with respect to Proposal 9 only) and Denis Wade (with respect to Proposal 10 only) who abstain from making a recommendation with respect to the Proposal in brackets after their name due to their personal interest in that Proposal. In addition, none of the directors make a recommendation with respect to Proposal 11 due to their personal interest in that Proposal. Stockholders of record as of the close of business on March 12, 2010 (U.S. Eastern time), the Record Date for the meeting, are entitled to receive notice of, and to vote at, the meeting and any adjournment or postponement of the meeting. Record holders of CHESS Depositary Interests, or CDIs, as of the close of business on the Record Date, are entitled to receive notice of and to attend the meeting or any adjournment or postponement of the meeting and may instruct our CDI Depositary, CHESS Depositary Nominees Pty Ltd, or CDN, to vote the shares underlying their CDIs by following the instructions on the enclosed CDI Voting Instruction Form or by voting online at www.investorvote.com.au. Doing so permits CDI holders to instruct CDN to vote on behalf of CDI holders at the meeting in accordance with the instructions received via the CDI Voting Instruction Form or online.
The Proxy Statement that accompanies and forms part of this notice of meeting provides information in relation to each of the matters to be considered. This notice of meeting and the Proxy Statement should be read in their entirety. If stockholders are in doubt as to how they should vote, they should seek advice from their legal counsel, accountant, solicitor or other professional adviser prior to voting.

By order of the Board of Directors,

David McIntyre Secretary
April 6, 2010
IMPORTANT: To assure that your shares are represented at the meeting, please vote (or, for CDI holders, direct CDN to vote) your shares via the Internet or by marking, signing, dating and returning the enclosed proxy card or CDI Voting Instruction Form to the address specified. If you attend the meeting, you may choose to vote in person even if you have previously voted your shares, except that CDI holders may only instruct CDN to vote on their behalf by completing and signing the CDI Voting Instruction Form or voting online at www.investorvote.com.au and may not vote in person.

INTERNET AVAILABILITY OF PROXY MATERIALS	1

SOLICITATION AND VOTING	1

PROPOSAL NO. 1 - ELECTION OF DIRECTORS	4

INFORMATION ON OUR BOARD OF DIRECTORS AND CORPORATE GOVERNANCE	6

DIRECTOR COMPENSATION	12

PROPOSAL NO. 2 - RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	15

REPORT OF THE AUDIT COMMITTEE	17

PROPOSAL NO. 3 - APPROVAL OF THE GRANT OF RESTRICTED STOCK UNITS TO DOUGLAS GODSHALL	18

PROPOSALS 4 - 10 - APPROVAL OF THE GRANT OF RESTRICTED STOCK UNITS AND STOCK OPTIONS TO NON-EXECUTIVE DIRECTORS OF THE COMPANY UNDER THE 2008 STOCK INCENTIVE PLAN	20

PROPOSAL NO. 11 - APPROVAL OF INCREASE IN THE MAXIMUM AGGREGATE DIRECTORS’ FEES PAYABLE TO DIRECTORS OF THE COMPANY	23

EXECUTIVE COMPENSATION	25

EQUITY COMPENSATION PLAN INFORMATION	40

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS	40

REVIEW OF RELATED PARTY TRANSACTIONS	40

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	40

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	42

OTHER BUSINESS	43

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD AT 4:30 P.M. U.S. EASTERN STANDARD TIME ON MAY 4, 2010 (U.S. Eastern Standard Time) (6:30 A.M. May 5, 2010 Australian Eastern Standard Time): A complete set of proxy materials relating to our annual meeting is available on the Internet. These materials, consisting of the Notice of Annual Meeting, Proxy Statement, Proxy Card, CDI Voting Instruction Form and Annual Report on Form 10-K, may be viewed and printed at http://www.edocumentview.com/HTWI.

HEARTWARE INTERNATIONAL, INC.

PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 4, 2010
(U.S. EASTERN STANDARD TIME)

The accompanying proxy is solicited by the board of directors of HeartWare International, Inc., a Delaware corporation (the “Company”), for use at our annual meeting of stockholders to be held at 4:30 P.M. on Tuesday May 4, 2010 U.S. Eastern Standard Time (6:30A.M. on May 5, 2010 Australian Eastern Standard Time), or any adjournment or postponement thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders.
The complete mailing address, including zip code, of our principal executive offices is, 205 Newbury Street, Suite 101, Framingham, Massachusetts 01701.
This Proxy Statement was first mailed to our stockholders on April 9, 2010.
INTERNET AVAILABILITY OF PROXY MATERIALS
A complete set of proxy materials relating to our annual meeting is available on the Internet. These materials, consisting of the Notice of Annual Meeting, Proxy Statement, Proxy Card, CDI Voting Instruction Form and Annual Report on Form 10-K, may be viewed and printed at:
http://www.edocumentview.com/HTWI.
SOLICITATION AND VOTING
Voting Rights and Outstanding Shares
Only those stockholders of record as of the close of business on March 12, 2010 (U.S. Eastern time), the Record Date, will be entitled to vote at the annual meeting and any adjournment or postponement thereof. Those persons holding CDIs are entitled to receive notice of and attend the annual meeting and may instruct CDN to vote at the annual meeting by following the instructions on the CDI Voting Instruction Form or by voting online at www.investorvote.com.au.
As of the Record Date, we had 13,626,663 shares of common stock outstanding (equivalent to 476,933,205 CDIs assuming all shares of common stock were converted into CDIs on the Record Date), all of which are entitled to vote with respect to all matters to be acted upon at the annual meeting. Each stockholder as of the close of business on the record date is entitled to one vote for each share of common stock held by such stockholder. Each CDI holder is entitled to direct CDN to vote one vote for every 35 CDIs held by such holder. A majority of the outstanding shares of our common stock entitled to vote, whether present in person or represented by proxy, shall constitute a quorum for the transaction of business at the meeting. Votes for and against, instructions to withhold authority to vote for a director nominee, abstentions and “broker non-votes” (shares held by a broker or nominee that does not have discretionary voting authority and has not received instructions as to how to vote on a particular proposal) will each be counted as present and entitled to vote for purposes of determining whether a quorum is present.
Vote Required
If a quorum is present, the three nominees receiving the highest numbers of votes cast will be elected directors. Stockholders do not have the right to cumulate their votes for directors. Instructions to withhold authority to vote for a director nominee and broker non-votes will not be counted as votes cast and will have no effect on the election of directors.

The affirmative vote of the holders of a majority of our shares of common stock present in person or represented by proxy and entitled to vote on the matters at the annual meeting is required to (i) approve the ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2010, (ii) approve the grant of 120,000 restricted stock units to Douglas Godshall, (iii) approve the grant of 1,000 restricted stock units and 1,000 stock options to each of Robert Thomas, Seth Harrison, Timothy Barberich, Christine Bennett, Charles Raymond Larkin, Jr., Robert Stockman and Denis Wade and (iv) approve the increase in the maximum annual aggregate remuneration payable to the non-executive directors of the Company as directors fees on the terms set out in this proxy statement.
For proposals 2 through 11, abstentions will not be counted as affirmative votes and will have the same effect as AGAINST votes. Broker non-votes will not be counted as entitled to vote and will have no effect on the outcome of such proposals.
Any votes cast by persons excluded from voting on Proposals 3 — 11 (inclusive) as set out below will be disregarded except to the extent that such votes are cast:
•	by that person as a proxy for a person who is entitled to vote, in accordance with the direction on the proxy card; or
•	by the person chairing the meeting as a proxy for a person who is entitled to vote, in accordance with direction on the proxy card to vote as the proxy decides.
If you are a beneficial holder and do not return a voting instruction card, your broker may only vote on the ratification of our independent registered public accounting firm.
Solicitation of Proxies
We will pay the entire cost of preparing, assembling, printing, mailing, and distributing these proxy materials. If you choose to vote over the Internet, you are responsible for Internet access charges you may incur. In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone or by electronic communication by our directors, officers and employees, who will not receive any additional compensation for such solicitation activities. In addition to soliciting stockholders through our employees, we will request banks, brokers and other intermediaries holding shares of our common stock beneficially owned by others to solicit the beneficial owners and will reimburse them for their reasonable expenses in so doing.
Voting Instructions
All shares of our common stock represented by properly executed proxies received before or at the meeting will, unless the proxies are revoked, be voted in accordance with the instructions indicated on those proxies. If no instructions are indicated on the proxy, the shares will be voted as the proxy holder nominated on the proxy form determines, or, if no person is nominated, as our board of directors recommends on each proposal. The persons named as proxies will vote on any other matters properly presented at the meeting in accordance with their best judgment. A stockholder giving a proxy has the power to revoke his or her proxy at any time before it is exercised by delivering to the Secretary of HeartWare International, Inc., 205 Newbury Street, Suite 101, Framingham, Massachusetts 01701, a written notice revoking the proxy or a duly executed proxy with a later date, or by attending the meeting and voting in person. Attendance at the meeting will not, in and of itself, constitute revocation of a proxy.
Shares held directly in your name as the stockholder of record may be voted in person at the annual meeting. If you choose to vote in person, please bring proof of identification. Even if you plan to attend the annual meeting, we recommend that you vote your shares in advance as described below so that your vote will be counted if you later decide not to attend the annual meeting. Shares held in street name through a brokerage account or by a bank or other nominee may be voted in person by you if you obtain a valid proxy from the record holder giving you the right to vote the shares. CDI holders may attend the meeting, but cannot vote in person at the meeting.

Whether you hold shares directly as the stockholder of record or beneficially in street name, you may vote without attending the annual meeting. Whether you hold shares directly as the stockholder of record or beneficially in street name, you may direct how your shares are voted without attending the Annual Meeting as follows:
•	If you are a stockholder of record, you may vote by proxy. You can vote by proxy over the Internet by following the instructions provided on the proxy card or can vote by proxy by mail pursuant to instructions provided on the proxy card.
•	If your shares are held in a stock brokerage account or by a bank or other nominee, you have the right to direct your broker or other nominee on how to vote the shares in your account. If you hold shares beneficially in street name, you may vote by proxy over the Internet by following the instructions provided on the proxy card or may vote by mail by following the voting instruction card provided to you by your broker, bank, trustee or nominee.
Under Delaware law, votes cast by Internet have the same effect as votes cast by submitting a written proxy card.
Specific instructions to be followed by any CDI holder interested in directing CDN to vote the shares underlying their CDIs are set forth on the CDI Voting Instruction Form. The Internet voting procedures for CDI holders are designed to authenticate the CDI holder’s identity and to allow the CDI holder to direct CDN to vote his or her shares and confirm that his or her voting instructions have been properly recorded.
Special Instructions for CDI Holders
Our CDI holders of record as of the close of business on March 12, 2010 (U.S. Eastern time), the Record Date for the meeting, will be entitled to receive notice of and attend the meeting and any adjournment or postponement thereof, and may direct CDN to vote their underlying shares at the annual meeting by following the instructions in the CDI Voting Instruction Form and voting online at www.investorvote.com.au or by returning the CDI Voting Instruction Form to Computershare, being the agent we designated for the collection and processing of voting instructions from our CDI holders, no later than 4:30 P.M. on May 2, 2010 U.S. Eastern Standard Time (6:30 A.M. on May 3, 2010 Australian Eastern Standard Time) in accordance with the instructions on such form. Doing so permits CDI holders to instruct CDN to vote on their behalf in accordance with their written directions. If you direct CDN to vote by completing the CDI Voting Instruction Form, you may revoke those directions by delivering to Computershare, no later than 4:30 P.M. on May 2, 2010 U.S. Eastern Standard Time (6:30 A.M. on May 3, 2010 Australian Eastern Standard Time), a written notice of revocation bearing a later date than the CDI Voting Instruction Form previously sent.
CDI holders may attend the meeting, but cannot vote in person at the meeting.

PROPOSAL NO. 1 — ELECTION OF DIRECTORS
Our Certificate of Incorporation, as amended to date, provides for our board of directors to be divided into three classes, with each class having a three-year term. In accordance with our Certificate of Incorporation and bylaws, the number of directors that constitutes our board of directors is fixed from time to time by a resolution duly adopted by our board. Our board has set the size of the board at eight directors. Information as to the directors currently comprising each class of directors and the current term expiration date of each class of directors is set forth in the following table:

Class	Directors Comprising Class	Current Term Expiration Date
Class I	Dr. Christine Bennett Dr. Denis Wade	2012 Annual Meeting
Class II	Douglas Godshall Dr. Seth Harrison Robert Stockman	2010 Annual Meeting
Class III	Timothy Barberich C. Raymond Larkin, Jr. Robert Thomas	2011 Annual Meeting
As discussed in greater detail below in “Information on Our Board of Directors — Director Independence and Family Relationships,” our Board has determined that six of the eight current members of our board are independent directors within the meaning of the listing standards of The NASDAQ Global Market.
Each of the Class II Directors serves until the later of the 2010 annual meeting or the due election and qualification of his or her successor. Accordingly, three persons are to be elected to serve as Class II Directors of the board of directors at the meeting. The nominating and governance committee of the board recommended, and our board nominated, each of Douglas Godshall, Seth Harrison and Robert Stockman as nominees for election as Class II Directors. If elected at the 2010 Annual Meeting, each of the nominees would serve until our 2013 annual meeting and until his or her successor is elected and qualified, or until his or her earlier death, resignation, or removal.
Directors are elected by a plurality (excess of votes cast over opposing nominees) of the votes present in person or represented by proxy and entitled to vote at the meeting. Shares represented by validly delivered proxies will be voted, if authority to do so is not withheld, for the election of Messrs. Godshall, Harrison and Stockman, each of whom is presently a director of the Company. If any of the nominees is unexpectedly unavailable for election, these shares will be voted for the election of a substitute nominee proposed by our nominating and corporate governance committee or our board may determine to reduce the size of our board. Each person nominated for election has agreed to serve if elected. Instructions to withhold authority to vote for a director nominee and broker non-votes will not be counted as votes cast and will have no effect on the election of directors.
Set forth below is biographical information for the nominees as well as the key attributes, experience and skills that the board believes such nominee brings to the board.
Douglas Godshall. Mr. Godshall, age 45, has been the Chief Executive Officer of HeartWare Limited and subsequently HeartWare International, Inc., since September 2006 and became a director of HeartWare Limited and subsequently HeartWare International, Inc., in October 2006. Prior to joining HeartWare Limited, Mr. Godshall served in various executive and managerial positions at Boston Scientific Corporation, where he had been employed since 1990, including as a member of Boston Scientific’s Operating Committee and since January 2005, as President, Vascular Surgery. Prior thereto, Mr. Godshall spent five years as Vice President, Business Development, at Boston Scientific, where he was focused on acquisition strategies for the cardiology, electrophysiology, neuroradiology and vascular surgery divisions. Mr. Godshall has a Bachelor of Arts in Business from Lafayette College and Masters of Business Administration from Northeastern University in Boston, Massachusetts.
Key Attributes, Experience and Skills:
Mr. Godshall brings to the Board extensive business, operating and industry experience as well as his broad strategic vision for and tremendous knowledge of the Company. Mr. Godshall also has significant senior managerial and industry specific knowledge with medical devices globally. Mr. Godshall’s service as our CEO creates a critical link between management and the Board, enabling the Board to perform its oversight function with the benefits of management’s perspectives on the business. In addition, having the CEO, and Mr. Godshall in particular, on our Board provides our Company with ethical, decisive and effective leadership.

Seth Harrison. Dr. Harrison, age 49, has been a director and deputy chairman and non-executive director of HeartWare Limited and subsequently HeartWare International, Inc., since November 2004 and was Chief Executive Officer of HeartWare, Inc. from July 2003 through November 2004. Since September 1999, Dr. Harrison has been Managing General Partner of Apple Tree Partners I, L.P., an early stage life sciences venture capital firm, which is our major shareholder. Prior to September 1999, he held senior executive positions with Oak Investment Partners, Sevin Rosen Funds and Nazem & Company. Dr. Harrison received a Bachelor of Arts from Princeton University. He received his medical degree and a Masters of Business Administration from Columbia University and completed a surgery internship at Columbia Presbyterian Hospital in New York. He serves on the board of and chairs the Finance Committee of the International Partnership for Microbicides, a Rockefeller Foundation/Gates Foundation-sponsored public-private partnership engaged in the development of anti-HIV microbicides.
Key Attributes, Experience and Skills:
Dr. Harrison’s strong medical and venture background and his extensive experience with early stage companies make him well-suited to serve as a member of our board of directors. As a result of this experience, Dr. Harrison is able to provide important perspectives on issues facing companies of our size and stage of development. He also provides us considerable leadership and management experience. Through his former service as HeartWare, Inc’s Chief Executive Officer, he also possesses significant knowledge of the Company.
Robert Stockman. Mr. Stockman, age 56, has been a director of HeartWare Limited and subsequently HeartWare International, Inc., since December 2006. Since 1999, Mr. Stockman has been the President and Chief Executive Officer of Group Outcome LLC, a U.S.-based merchant banking firm which deploys its capital and that of its financial partners in private equity and venture capital investments in medical technology companies. He is also the co-founder and Chairman of REVA Medical, Inc., an interventional coronary medical device company. Prior to establishing Group Outcome LLC, Mr. Stockman spent eighteen years with Johnston Associates and Narragansett Capital Corporation, where he focused on venture capital investments in healthcare. Mr. Stockman holds a Bachelors Degree from Harvard College and a Master in Business Administration from The Tuck School at Dartmouth College.
Key Attributes, Experience and Skills:
Through Mr. Stockman’s extensive career as an entrepreneur driving the growth of two medical products companies, an executive of a medical device company and an executive in the investment banking industry, with particular experience in private equity and venture capital investments in medical technology, he has accumulated valuable business, financial, industry, leadership and management experience and brings important perspectives on the issues facing our Company. Mr. Stockman’s strong financial background, including his work at PricewaterhouseCoopers, also provides financial expertise to the board, including an understanding of financial statements, corporate finance, accounting and capital markets.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE NOMINEES NAMED ABOVE.

INFORMATION ON OUR BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
Our business is managed by our employees under the direction and oversight of our board. Except for Mr. Godshall, none of the members of our board is an employee of the Company or any of our subsidiaries. We keep board members informed of our business through discussions with management, materials we provide to them, visits to our offices, and their participation in board and board committee meetings.
We believe open, effective, and accountable corporate governance practices are key to our relationship with our stockholders. Our board has adopted corporate governance guidelines that, along with the charters of our board committees and our code of business conduct and ethics, provide the framework for the governance of the company. A complete copy of our corporate governance guidelines, the charters of our board committees, and our code of conduct may be found on our investor relations website at www.heartware.com. Information contained on our website is not part of this Proxy Statement. The board regularly reviews corporate governance developments and modifies these policies as warranted. Any changes in these governance documents will be reflected on the same location of our website.
Board of Directors
The following is biographical information for the remainder of our current directors as well as the key attributes, experience and skills that the board believes such current directors bring to the board.
Class I Directors
Christine Bennett. Dr. Bennett, age 54, has been a director of HeartWare Limited and subsequently HeartWare International, Inc., since December 2004. In June 2008 Dr. Bennett was appointed to her current position as Chief Medical Officer, Bupa Australia Limited, Australia’s largest privately operated health insurer and a business of the Bupa Group a global health and care company. In January 2010, Dr. Bennett’s role in Bupa was expanded to offer strategic advice on clinical governance and healthcare leadership across businesses in Bupa’s international markets. Dr. Bennett was appointed to the position of Chair of the National Health and Hospitals Reform Commission appointed by the Prime Minister of Australia in February 2008 to prepare a long-term reform plan for the Australian health system. The Commission’s final report was delivered in June 2009. Previously, from May 2006 to June 2008, Dr. Bennett was Group Executive, Health and Financial Solutions and Chief Medical Officer of MBF Australia Limited. Prior thereto, from September 2002 through May 2006, Dr. Bennett held the position of Chief Executive Officer and Managing Director of Research Australia, a national body of Australian organizations and companies committed to making health and medical research a higher national priority in Australia and globally. Dr. Bennett also served as the Chief Executive Officer and Managing Director of Total Healthcare Enterprises Limited from September 2001 to August 2002, a partner of KPMG Australia in the health and life sciences area from May 2000 to September 2001 and Chief Executive Officer of Westmead Hospital and Health Service in Sydney from May 1997 to May 2000. Dr. Bennett has over 30 years experience in the Australian health sector in senior executive, strategic and clinical roles. Specifically, Dr. Bennett brings substantial experience as a specialist clinician, strategist and planner and chief executive in both the public and private sectors. Dr. Bennett holds a Bachelor of Medicine and Surgery (from the University of Sydney, Australia), Master of Paediatrics (from the University of New South Wales, Australia) and is a Fellow of the Royal Australasian College of Physicians.
Key Attributes, Experience and Skills:
Dr. Bennett’s experience and training as a practicing physician enables her to bring valuable insights to the Board, including through her understanding of the scientific nature of our business and the ability to assist us in prioritizing opportunities for product development. In addition, she contributes her significant experience with quality, clinical governance, regulatory and government relations matters gained through her service as Chief Medical Officer of a large international health business and as Chief Executive Officer of several large, complex healthcare organizations. Dr. Bennett also brings to the board her strong communications and media experience, her extensive knowledge of international health system structures and reforms, her experience in mergers and acquisitions in the healthcare sector and her previous experience as a director of a start-up biotechnology company.

Denis Wade. Dr. Wade, age 72, has been a director of HeartWare Limited and subsequently HeartWare International, Inc., since December 2004. From 1998 until his retirement in 2003, Dr. Wade was Managing Director of Johnson & Johnson Research Pty Ltd, a research arm of Johnson & Johnson. Prior to that position, he was the Foundation Professor of Clinical Pharmacology at the University of New South Wales in Australia. Dr. Wade has served on a number of industry and Government bodies in Australia. He is a former President of the Australian Society of Clinical and Experimental Pharmacology and has held senior positions in the International Union of Pharmacology, serving as Chairman of the Clinical Pharmacology Section. Dr. Wade holds a Bachelor degree in Medicine and Surgery from the University of New South Wales (Australia) and a Doctorate in Philosophy from Oxford (in the United Kingdom). He was awarded an Honorary Doctorate in Science from the University of New South Wales. He is a Fellow of the Royal Australasian College of Physicians and the Australian Academy of Technological Sciences and Engineering.
Key Attributes, Experience and Skills:
Dr. Wade’s 45 years of experience in medicine and the development of pharmaceuticals and medical devices as a physician, teacher and researcher and his fundamental understanding of the potential pathways contributing to disease gives him critical perspective on medical device development. Through his work with various industry and governing bodies in Australia and his experience in a variety of executive positions in the medical research field, he brings vast leadership and oversight experience to the board as well as exposure to diverse, global points of view. Dr. Wade also has extensive experience with intellectual property matters as it pertains to the development and commercialization of medical devices and pharmaceuticals.
Class III Directors
Timothy Barberich. Mr. Barberich, age 62, has been a director of HeartWare Limited and subsequently HeartWare International, Inc., since April 2008. He is the founder and former president, chief executive officer and chairman of Sepracor Inc., a publicly traded pharmaceutical company based in Marlborough, Massachusetts which was acquired by Dainippon Sumitomo Pharma Co., Ltd. in 2009. He founded Sepracor in 1984 and was chief executive officer from 1984 to May 2007. From May 2007 to May 2008, Mr. Barberich served as Executive Chairman of Sepracor and served as Chairman of the Board from May 2008 through October 2009. Mr. Barberich has been the Chairman of BioNevia Pharmaceuticals since June 2008. He has also served on the board of BioSphere Medical, Inc., a NASDAQ listed biotechnology company, since December 1993 and serves on the board of directors of the following privately held companies: Gemin X Biotechnologies and Resolvyx Pharmaceuticals. Prior to founding Sepracor, Mr. Barberich spent 10 years as a senior executive at Bedford, Massachusetts-based Millipore Corporation, a company that provides separations products to the life science research, pharmaceutical, biotechnology and electronic markets. Mr. Barberich is a graduate of Kings College. He holds a Bachelors of Science degree in Chemistry.
Key Attributes, Experience and Skills:
Through his work at Sepracor, Mr. Barberich brings to the board the invaluable knowledge and experience of leading a company in the healthcare industry through every stage of its life cycle, including its founding, early stage research and development, product approvals and commercialization, private funding, initial public offering and substantial profitability. We believe this experience and familiarity with the types of risks we may face, together with his broad medical device and pharmaceutical industry experience, makes Mr. Barberich uniquely suited to serve on our board.
C. Raymond Larkin, Jr. Mr. Larkin, age 61, has been a director of HeartWare Limited and subsequently HeartWare International, Inc. since October 2008. Mr. Larkin joined the board of directors of Align Technology, Inc. (Nasdaq:ALGN) in March 2004 and has served as Chairman since February 2006. Align Technology is engaged in the design, manufacture and marketing of novel orthodontic products. Mr. Larkin also serves on the Board of Novasys Medical, Inc. is a privately held company focused on the development of innovative therapies in women’s health. He is also a director of Neuropace, a privately held company developing implantable devices for treating neurological disorders, and TherOx, a company focused on treating oxygen-deprived tissue in heart-attack victims. Previously, from 1999 through May 2007, Mr. Larkin served on the Board of Davita, Inc., a New York Stock Exchange listed provider of dialysis services. Since July 2006, Mr. Larkin has served as a Venture Partner at Cutlass Capital, a healthcare venture capital firm, and, since January 2002 as an Executive Committee Member at Synecor, an incubator of innovative early stage medical technologies. Mr. Larkin spent approximately 15 years with critical care device company Nellcor Puritan Bennett, Inc, which he joined in 1983 as Vice President Sales and Marketing. He was appointed President and Chief Executive Officer of Nellcor in 1989. Larkin subsequently served as Chairman and Chief Executive Officer of Eunoe, Inc., a company focused on neurological disorders, until it was acquired by Integra LifeSciences Holdings Corporation in 2005. Mr. Larkin is a graduate of LaSalle University and a former Captain in the United States Marine Corps.

Key Attributes, Experience and Skills:
Mr. Larkin’s service as Chief Executive Officer of Nellcor and Eunoe provides valuable business, leadership and management experience, including expertise leading early stage and mature organizations in the medical technology and device industry, giving him a keen understanding of the issues facing businesses such as ours. In addition, Mr. Larkin has significant experience with healthcare venture capital and the commercialization of medical technology. Mr. Larkin’s service on the board of directors of other very successful medical device companies enables him to bring additional perspectives to the board.
Robert Thomas. Mr. Thomas, age 64, has been a director and non-executive Chairman of the Board of HeartWare Limited and subsequently HeartWare International, Inc., since November 2004. He is currently a director of a number of Australian public companies, including Virgin Blue Holdings Limited and Tower Australia Limited. Between October 2004 and September 2008, Mr. Thomas was a consultant to Citigroup Corporate and Investment Bank and was Chairman of Global Corporate and Investment Bank, Australia and New Zealand of Citigroup Global Markets Australia Pty Limited between March 2003 and September 2004. Prior thereto, Mr. Thomas was CEO of Citigroup’s (formerly known as Salomon Smith Barney) Corporate and Investment Bank, Australia and New Zealand from October 1999 until February 2003. Mr. Thomas is a director of O’Connell Street Associates and Grahger Capital Securities as well as being President of the State Library Council of New South Wales in Australia. Mr. Thomas holds a Bachelor of Economics from Monash University, Australia. He is currently Chairman of the Stockbrokers Association of Australia and is a Master Stockbroker and has also been a member of the Securities Institute of Australia for almost four decades and a Fellow for a decade.
Key Attributes, Experience and Skills:
Mr. Thomas’ career in investment banking, including serving in various leadership roles at Citigroup Corporate and Investment Bank in Australia and New England, provide valuable commercial experience and critical insights on the roles of finance and strategic transactions to our business. Mr. Thomas has substantial experience in governance and risk management across a wide range of industries. Mr. Thomas also brings capital market and economics expertise to the board from his years of service as a securities analyst.
Corporate Governance
Director Independence and Family Relationships
We define an “independent” director in accordance with the corporate governance rules of the NASDAQ Global Market (the “NASDAQ Rules”). Because it is not possible to anticipate or explicitly provide for all potential conflicts of interest that may affect independence, the board, with the recommendation of the nominating and governance committee, is responsible for affirmatively determining as to each independent director that no relationships exist which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making these determinations, the board and the nominating and governance committee each review information provided by the directors with regard to each director’s business and personal activities as they may relate to the us and our management.
Our board of directors, upon the recommendation of the nominating and governance committee, has affirmatively determined that each of the following persons, constituting a majority of our board of directors, are “independent” and has no relationship with the Company, except for serving as a member of our board of directors and holding securities in HeartWare International: Timothy Barberich, Christine Bennett, C. Raymond Larkin, Jr., Robert Stockman, Robert Thomas and Denis Wade.
There are no family relationships among our officers and directors, nor are there any arrangements or understandings between any of our directors or officers or any other person pursuant to which any officer or director was or is to be selected as an officer or director.
Board Leadership Structure
As reflected in our corporate governance guidelines, the board does not have a fixed policy regarding separation of the Chairman role and the Chief Executive Officer role and, when determining whether such roles should be separate or combined, at any given time, assesses the needs of the Company and the individuals available to serve in such roles at such time.

We currently have Mr. Godshall serving as Chief Executive Officer and Mr. Thomas serving as Chairman. We believe this leadership structure is presently the most appropriate structure for us, especially in this critical time as we continue to transition from a development stage company to a revenue generating enterprise. As Chief Executive Officer, Mr. Godshall is responsible for setting the strategic direction of the Company and the day-to-day leadership and performance of the Company, while Mr. Thomas, as Chairman, provides guidance to the Chief Executive Officer, and acts as a liaison between the Chief Executive Officer and the independent directors.
Board’s Role in Risk Oversight
Our board of directors provides various forms of risk oversight. As part of such process, the board seeks to identify, prioritize, source, manage and monitor our critical risks. To this end, our board periodically, and at least annually, reviews the material risks faced by us, our risk management processes and systems and the adequacy of our policies and procedures designed to respond to and mitigate these risks.
The board has generally retained the primary risk oversight function and has an active role, as an entirety and also at the committee level, in overseeing management of our material risks. The board regularly reviews information regarding our operations, strategic plans and liquidity, as well as the risks associated with each. The audit committee oversees management of financial and internal control risks as well as the risks associated with related party transactions. The compensation committee is responsible for overseeing the management of risks relating to our executive compensation plans and arrangements. The nominating and governance committee oversees the management of risks associated with the composition and independence of our board. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire board of directors is regularly informed through committee reports about such risks.
Meetings and Committees of the Board
Directors are expected to attend meetings of the board and any board committees on which they serve. The board has three standing committees to facilitate and assist the board in the execution of its responsibilities: the audit committee, the compensation committee and the nominating and governance committee.
During the fiscal year ended December 31, 2009, our board of directors held nine meetings. The audit committee, compensation committee and nominating and governance committee held four, three and one meeting, respectively.
During 2009, all directors attended 75% or more of the meetings of the board of directors and the board committees on which he or she served during 2009.
In accordance with our corporate governance guidelines, we make every effort to schedule our annual meeting of stockholders at a time and date to maximize attendance by directors taking into account the directors’ schedules. Under our corporate governance guidelines, all directors should make every effort to attend our annual meeting of stockholders absent an unavoidable and irreconcilable conflict. In 2009, the annual meeting was held in Sydney, Australia. The three directors based in Australia and our Chief Executive Officer, who is also a director, attended the meeting.
Audit Committee
The primary purpose of the audit committee is to oversee the accounting and financial reporting processes of the Company and the audits of the Company’s financial statements. The committee also reviews the qualifications, independence and performance, and approve the terms of engagement of our independent auditor. The audit committee is governed by a written charter approved by our board of directors, a copy of which is available from the corporate governance section of our website at www.heartware.com.
The audit committee currently consists of Robert Stockman (Chairman), Christine Bennett, Robert Thomas and Denis Wade, all of whom have been determined by the board to be “independent” as defined by applicable SEC rules, the NASDAQ Rules and the best practice recommendations set by the ASX Corporate Governance Council. Our board of directors has determined that Mr. Stockman qualifies as an “audit committee financial expert” as defined under the SEC rules.

Compensation Committee
The primary purpose of the compensation committee is to supervise and review the affairs of the Company as they relate to the compensation and benefits of our executive officers. In carrying out these responsibilities, the compensation committee reviews all components of executive compensation for consistency with our compensation philosophy and with the interests of our stockholders. The compensation committee is governed by a written charter approved by our board of directors, a copy of which is available from the corporate governance section of our website at www.heartware.com.
The compensation committee currently consists of Timothy Barberich (Chairman), Dr. Denis Wade, Dr. Christine Bennett and Robert Thomas, all of whom have been determined by the board to be “independent” as defined by the NASDAQ Rules.
In furtherance of its purpose, the compensation committee advises our board of directors on compensation policies and practices generally, makes specific recommendations on compensation packages and other terms of employment for our senior executives and non-executive directors and considers recommendations from senior management regarding amendments to existing employee entitlements. In order for the compensation committee to make recommendations to the board of directors regarding compensation and incentive packages, the compensation committee, at times, requests that senior management obtain information on behalf of the compensation committee in order to assist the compensation committee with its decision-making. The board of directors considers the recommendations of the compensation committee and makes the final determination of compensation. When negotiating and determining compensation levels for our executives, we consider the relevant executive’s compensation level prior to joining the Company as well as wider medical device industry compensation practices, especially those compensation practices adopted by other early stage companies. We also consider each executive’s current or anticipated future contribution, responsibilities, previous experience, perceived importance to the Company, work ethic and seniority following commencement with us. In addition, in order to assess the appropriateness of our compensation practices, we retained an external compensation consultant, Pearl Meyer & Partners, to assist in reviewing executive and non-executive director compensation in 2009.
Nominating and Governance Committee
The nominating and governance committee oversees our director nomination and corporate governance matters. Its primary responsibilities are to: (i) identify individuals qualified to become board members; (ii) select, or recommend to the board of directors, director nominees for each election of directors; (iii) develop and recommend to the board of directors criteria for selecting qualified director candidates; (iv) consider committee member qualifications, appointment and removal; (v) recommend corporate governance principles, codes of conduct and compliance mechanisms applicable to the Company, and (vi) provide oversight in the evaluation of the board of directors and each committee. The nominating and governance Committee is governed by a written charter approved by our board of directors, a copy of which is available from the corporate governance section of our website at www.heartware.com.
The nominating and governance Committee currently consists of C. Raymond Larkin, Jr. (Chairman), Robert Thomas and Timothy Barberich, all of whom have been determined by the board to be “independent” as defined by the NASDAQ Rules.
Nominations for Directors and Diversity Policy
In evaluating candidates for directors proposed by directors, stockholders and/or management, the governance and nominating committee considers the following factors, among others:
•	the committee’s views of the current needs of the board for certain skills, experience or other characteristics;
•	the candidate’s background, skills, and experience;
•	other characteristics and expected contributions of the candidate; and
•	the qualification standards established from time to time by the nominating and corporate governance committee.

The nominating and governance committee is responsible for reviewing with the board from time to time the appropriate skills and characteristics required of board members in the context of the current makeup of the board. In accordance with our corporate governance guidelines, this assessment includes issues of diversity, age, skills such as understanding of manufacturing, technology, intellectual property, finance and marketing, and international background, all in the context of an assessment of the perceived needs of the board at that point in time. Pursuant to our corporate governance guidelines, directors should possess the highest personal and professional ethics, integrity and values, and be committed to representing the long-term interests of stockholders. They must also have an inquisitive and objective perspective and mature judgment.
In identifying director nominees, the nominating and governance committee first evaluates the current members of the board of directors willing to continue in service. Current members of the board with skills and experience that are relevant to our business and who are willing to continue in service are considered for re-nomination, balancing the value of continuity of service by existing members of the board with that of obtaining a new perspective. If any member of the Board does not wish to continue in service or if the nominating and governance committee or the Board decides not to re-nominate a member for re-election, the nominating and governance identifies the desired skills and experience of a new nominee in light of the criteria above. Other than the foregoing, there are no specific, minimum qualifications that the nominating and governance believes that a Committee-recommended nominee to the board of directors must possess, although the nominating and governance committee may also consider such other factors as it may deem are in our best interests or the best interests of our stockholders.
If the nominating and governance committee believes, at any time, that the board requires additional candidates for nomination, the committee may engage, as appropriate, a third party search firm to assist in identifying qualified candidates. To date, we have not engaged third parties to identify or evaluate or assist in identifying potential nominees. We reserve the right in the future to retain a third party search firm, if necessary.
Compensation Committee Interlocks and Insider Participation
The compensation committee is comprised entirely of independent directors.
Code of Business Conduct and Ethics
Our board of directors has adopted a Code of Business Conduct and Ethics which meets the definition of “code of ethics” under the SEC rules. The Code of Business Conduct and Ethics applies to our principal executive officer, principal financial officer, principal accounting officer and other officers, employees and directors of the Company. A copy of the Code of Business Conduct and Ethics is available from the corporate governance section of the Company’s website at www.heartware.com.
Communications with Directors
Stockholders may communicate with any and all Company directors by transmitting correspondence by mail, facsimile or email, addressed as follows
We have a Stockholder Communication Policy for stockholders wishing to communicate with the board of directors and/or various individual members of the board of directors. Shareholders wishing to communicate with any or all of the directors can send communications by mail or facsimile, addressed as follows:
Chairman of the Board or Board of Directors or individual director
c/o Corporate Secretary
14000 NW 57th Court
Miami Lakes, FL 33014
Facsimile No.: (305) 818 3904
All incoming communications are screened by our Secretary and transmitted to the intended recipient absent safety or security issues.

Legal Proceedings
There are no pending, material legal proceedings to which any of our directors, officers or affiliates, any owner of record or beneficially of more than five percent of any class of our voting securities or any associate of any such director, officer, affiliate or security holder is a party adverse to us or any of our subsidiaries or has a material interest adverse to us.
DIRECTOR COMPENSATION
Cash Fees
Directors who are not employees of HeartWare International, Inc. presently receive an annual retainer based on the directors’ position on the board. More specifically, the Chairman has received AU$120,000 per annum and the Vice-Chairman has received the USD equivalent of AU$100,000 per annum. Australian based non-executive directors have received a retainer of AU$60,000 per annum, plus a statutorily required 9% retirement contribution referred to in Australia as superannuation. The U.S. based non-executive directors received an annual retainer of US$60,000. Directors do not presently receive any fees for membership on committees of the board.
The above retainers were adopted by the board of directors in late 2004 following informal recommendations provided by the Company’s then corporate advisers as being appropriate compensation for Australian-resident non-executive directors of similar development stage public companies listed for quotation on the Australian Securities Exchange. With the first appointment of U.S.-based non-executive directors in late 2006, the board of directors determined to implement an equivalent retainer of $60,000 for U.S.-based non-executive directors. Until recently and as detailed below, the board of directors has not reviewed compensation for its non-executive directors.
During 2009 and the early stages of 2010, the compensation committee retained Pearl Meyer & Partners (“PM&P”), an external compensation consultant, to assist the compensation committee to review the compensation programs as it related to non-executive directors. Specifically, PM&P was retained to: (a) to compare the Company’s existing compensation practices for non-executive directors to current market practices; (b) provide commentary on trends in non-executive director compensation; and (c) provide overall recommendations on pay levels and any program design changes.
In preparing the relevant information, PM&P utilized a database with information from more than 1,400 companies, all of which are included in the annual director compensation study conducted by PM&P in collaboration with the National Association of Corporate Directors (“Database”). For the purposes of the review, 149 companies were selected from the Database with market capitalizations ranging from $150 to $600 million. The median and 75th percentile market capitalization of these companies was $337 million and $421 million respectively. At the time of the PM&P preliminary report to the compensation committee, the Company’s market capitalization was $370 million.
Pursuant to the PM&P recommendations, the compensation committee determined that the Company should amend its non-executive director compensation program such that non-executive directors will receive a retainer for their services as a member of the board and, in addition, a retainer fee will be paid for chairing and serving on committees of the board. The Company proposes that non-executive directors will receive $60,000 with the chairman of the board of directors to receive $120,000 and the deputy-chairman to receive $85,000. The chair of the audit committee will receive a retainer of $15,000 and members of the audit committee will receive a retainer of $7,500. The chair of the compensation committee will receive a retainer of $9,000 and members of the compensation committee will receive a retainer of $4,500. The chair of the nomination and governance committee will receive a retainer of $5,000 and members of the nomination and governance committee will receive a retainer of $2,500.
In accordance with the Listing Rules of the Australian Securities Exchange, we are seeking stockholder approval to increase the size of the aggregate annual non-executive directors’ fee pool to US$750,000. See PROPOSAL NO. 11 — APPROVAL OF INCREASE IN THE MAXIMUM AGGREGATE DIRECTORS’ FEES PAYABLE TO DIRECTORS OF THE COMPANY.

Equity-based Compensation
Directors receive an equity award grant, either stock options or restricted stock units, upon joining the board of directors. Before 2009, directors received stock options that vested over three years. The options were granted with an exercise price at or above the fair market value of our stock on the date of grant. In 2009, in recognition of his joining the board of directors, we awarded C. Raymond Larkin Jr. with restricted stock units that vest over three years.
The compensation committee and the board of directors have also adopted a prospective equity-based compensation philosophy for non-executive directors pursuant to the PM&P recommendations. Under this philosophy, each non-executive director will, on appointment, receive 2,250 restricted stock units plus an annual grant of 1,000 restricted stock units and 1,000 stock options with vesting occurring in four equal annual tranches commencing on the first anniversary of the grant date for the stock options and three equal annual tranches commencing on the first anniversary of the grant date for the restricted stock units. The grant of restricted stock units and stock options will be subject to stockholder approval being obtained for the grant as required by the ASX Listing Rules.
Expense Reimbursement
We reimburse all directors for their expenses in connection with their activities as members of our board of directors.
Employee Directors
Currently, our Chief Executive Officer is a director and an employee of the Company. Mr. Godshall does not receive additional compensation for his services as a director. We are party to an employment agreement with Mr. Godshall as further described in the section of this Proxy Statement entitled “Employment Agreements.”
Director Summary Compensation Table
The following table sets out total compensation for the year ended December 31, 2009 to our non-employee directors. Employee directors do not receive compensation for their service as directors.

DIRECTOR COMPENSATION

			Change in
			Pension
			Value and
			Nonqualified
	Fees		Deferred
	Earned or		Compensation
	Paid in	Stock	Earnings
	Cash	Awards	(3)		Total
Name and Position	($)	($) (2)	($)		($)
Robert Thomas (1)
Chairman	94,968		8,547	(3)	103,515
Seth Harrison, M.D.
Deputy Chairman	70,370		2,968	(3)	73,338
Dr. Christine Bennett(1)
Non-executive director	47,484		4,274	(3)	51,758
Dr. Denis Wade (1)
Non-executive director	47,484		4,274	(3)	51,758
Robert Stockman
Non-executive director	60,000				60,000
Timothy J. Barberich
Non-executive director	60,000				60,000
C. Raymond Larkin, Jr.
Non-executive director	60,000	48,713			108,713

(1)	Amounts paid to Australian-resident non-executive directors are denominated in AU$ and are converted into US dollars using the average exchange rate for fiscal 2009 of AU$1.00 = US$.7914.

(2)	The amount in this column reflects the grant date fair value of the restricted stock units, determined pursuant to FASB Accounting Standards Codification Topic 718 (“ASC Topic 718), being the quoted market value of our common stock on NASDAQ on the grant date, multiplied by the aggregate number of restricted stock units granted. Further information is set out in Note 9 to our audited financial statements for the fiscal year ended December 31, 2009 included in our Annual Report on Form 10-K. The amount recorded does not correspond to the actual value that may be recognized by the named director.

(3)	Contributions of 9% of fees to a superannuation fund (i.e., pension) for Australian-resident directors. These amounts are paid in AU$ and are converted into US dollars using the average exchange rate for fiscal 2009 of AU$1.00 = US$.7914.

PROPOSAL NO. 2 — RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The audit committee is directly responsible for the appointment, retention, compensation and oversight of the work of our independent registered public accounting firm (including resolution of disagreements between management and the independent registered public accounting firm regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. In making its determination regarding whether to appoint or retain a particular independent registered public accounting firm, the audit committee takes into account the views of management.
The audit committee has appointed Grant Thornton LLP (“Grant Thornton”) as our independent registered public accounting firm for the fiscal year ending December 31, 2010. Grant Thornton has acted in such capacity since its appointment in fiscal year 2006. The audit committee selected Grant Thornton as a firm capable of delivering independent audits in light of factors such as the auditor’s depth of experience, breadth of reserves, commitment to provide exceptional service, ability to handle transaction issues and location of key personnel.
The audit committee has considered whether Grant Thornton’s provision of services other than audit services is compatible with maintaining independence as the Company’s independent registered public accounting firm and determined that such services are compatible.
Although ratification by stockholders is not a prerequisite to the ability of the audit committee to select Grant Thornton as our independent registered public accounting firm, we believe such ratification to be desirable. Accordingly, stockholders are being requested to ratify, confirm and approve the selection of Grant Thornton as our independent registered public accounting firm to conduct the annual audit of our consolidated financial statements as of and for the year ending December 31, 2010, and the audit of our internal control over financial reporting as of December 31, 2010. If the stockholders do not ratify the selection of Grant Thornton, the selection of the independent registered public accounting firm will be reconsidered by the audit committee; however, the audit committee may select Grant Thornton notwithstanding the failure of the stockholders to ratify its selection. If the appointment of Grant Thornton is ratified, the audit committee will continue to conduct an ongoing review of Grant Thornton’s scope of engagement, pricing and work quality, among other factors, and will retain the right to replace Grant Thornton at any time.
Representatives of Grant Thornton are expected to be present at the annual meeting, with the opportunity to make a statement if the representatives desire to do so. It is also expected that they will be available to respond to appropriate questions.
The following table sets forth the aggregate fees billed to HeartWare International, Inc. or our predecessor, HeartWare Limited, for the fiscal years ended December 31, 2009 and 2008 by Grant Thornton.

	2009	2008
Audit Fees (1)	$361,186	$218,002
Audit-related Fees (2)	—	59,254
Tax Fees (3)	29,685	10,181

	$390,871	$287,437

(1)	Represents the aggregate fees billed to us by Grant Thornton during the applicable fiscal year for professional services rendered for the audit of our annual consolidated financial statements, the reviews of the financial statements included in our quarterly reports on Form 10-Q and, in 2009, the audit of our internal control over financial reporting and/or services normally provided by Grant Thornton in connection with statutory or regulatory filings or engagements by us during such fiscal year.

(2)	Audit-Related fees include services related to assistance with compliance with regulatory requirements and other services, including redomiciliation to the United States.

(3)	Tax fees include fees billed for tax services related to tax compliance, tax planning and tax advice.

Audit Committee’s Pre-Approval Policy
It is the audit committee’s policy to approve in advance the types and amounts of audit, audit-related, tax and any other services to be provided by our independent registered public accounting firm. In situations where it is not possible to obtain full Audit Committee approval, the Committee has delegated authority to the chairman of the audit committee to grant pre-approval of auditing, audit-related, tax and all other services. Any pre-approved decisions by the chairman are required to be reviewed with the audit committee at its next scheduled meeting.
All of the 2008 and 2009 fees paid to Grant Thornton described above were pre-approved by the full audit committee in accordance with the pre-approval Policy.
Vote Required and Board of Directors Recommendation
Approval of this proposal requires the affirmative vote of the holders of a majority of our shares of common stock present in person or represented by proxy and entitled to vote.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF PROPOSAL NO. 2

REPORT OF THE AUDIT COMMITTEE
Pursuant to SEC rules for proxy statements, the audit committee of our board has prepared the following Audit Committee Report. The audit committee intends that this report clearly describe our current audit program, including the underlying philosophy and activities of the audit committee.
The audit committee of our board is composed of Robert Stockman (Chairman), Christine Bennett, Robert Thomas and Denis Wade. The audit committee operates under a written charter, which is posted on our website. The audit committee members are not professional accountants or auditors. Management has the primary responsibility for preparing the financial statements and designing and assessing the effectiveness of internal control over financial reporting. Management is responsible for maintaining appropriate accounting and financial reporting principles and policies and the internal controls and procedures that provide for compliance with accounting standards and applicable laws and regulations. In this context, the audit committee has reviewed and discussed with management the audited financial statements and management’s annual report on internal control over financial reporting, included in the Annual Report on Form 10-K for the year ended December 31, 2009 filed with the SEC.
The audit committee also has discussed with Grant Thornton the matters required to be discussed by Statement on Auditing Standards No. 114, The Auditor’s Communication with those Charged with Governance, as amended.
The audit committee has received the written disclosures and the letter from Grant Thornton required by applicable requirements of the Public Company Accounting Oversight Board regarding Grant Thornton’s communications with the audit committee concerning independence and has discussed with Grant Thornton its independence.
Based on the audit committee’s discussions with management and Grant Thornton, the audit committee recommended that our board include the audited consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2009 filed with the SEC.
The foregoing report does not constitute solicitation material and should not be deemed filed or incorporated by reference into any of our other filings under the Securities Act or the Exchange Act, except to the extent that we specifically incorporate this report by reference therein.

THE AUDIT COMMITTEE
Robert Stockman (Chairman)
Christine Bennett
Robert Thomas
Denis Wade

PROPOSAL NO. 3 — APPROVAL OF THE GRANT OF RESTRICTED STOCK UNITS TO DOUGLAS GODSHALL
Our CHESS Depositary Interests, or CDIs, each representing one thirty-fifth of a share of our common stock, are listed on the Australian Securities Exchange, or ASX.
ASX Listing Rule 10.14 provides that a company must not permit a director to acquire securities under an employee incentive scheme without the prior approval of stockholders. Accordingly, stockholder approval is sought for the purposes of ASX Listing Rule 10.14 and for all other purposes for the grant of restricted stock units as described below to Mr. Douglas Godshall, director and Chief Executive Officer of the Company, on the terms set out in this proxy statement.
On September 16, 2009, the board, upon the recommendation of the compensation committee, approved the grant of 120,000 restricted stock units to Mr. Godshall under the HeartWare International, Inc. 2008 Stock Incentive Plan (the “Plan”), subject to obtaining stockholder approval for the grant at the 2010 annual meeting. The market value of the shares issuable pursuant to the restricted stock units proposed to be granted to Mr. Godshall was $3.34 million based upon the closing price of our common stock on the NASDAQ as of the date of the board determination on September 16, 2009 and $4.98 million on March 12, 2010, the record date. Upon vesting, each restricted stock unit will be exercised automatically and settled, and Mr. Godshall will receive one share of common stock or equivalent CDIs of the Company in settlement of each vested restricted stock unit pursuant to the terms of the Plan.
The principal terms of the 120,000 restricted stock units to be granted to Mr. Godshall are as follows:
(a) Grant Price: There is no consideration payable for the grant of the restricted stock units.
(b) Exercise Price: There is no consideration payable on the vesting or exercise of the restricted stock units. The restricted stock units are exercised automatically and settled in one share of common stock of the Company upon vesting.
(c) Vesting Conditions: The restricted stock units are scheduled to vest in three equal annual installments with the first tranche vesting on September 16, 2010. There are no performance conditions or other requirements attaching to these restricted stock units other than the requirement that Mr. Godshall continue to be employed by the Company at the relevant vesting date. Notwithstanding the foregoing, the restricted stock units will immediately vest upon the occurrence of a change in control event (as defined in the Plan), the death of Mr. Godshall or Mr. Godshall ceasing to be employed by the HeartWare group by reason of disability or elimination of the position.
(d) Lapsing of Restricted Stock Units: The restricted stock units will lapse in circumstances where:
(i)	the restricted stock units have been exercised and settled;
(ii)	Mr. Godshall ceases to be employed by the HeartWare group on the date of vesting of the restricted stock units (as defined in the Plan);
(iii)	there has been a change in control event (as defined in the Plan), in which event vesting and settlement of the restricted stock units will occur
As required by ASX Listing Rule 10.15A, the Company discloses the following:
•	Mr. Godshall is a director and the Chief Executive Officer of HeartWare International, Inc.;
•	the maximum aggregate number of restricted stock units which may be granted to Mr. Godshall is 120,000, each of which will entitle Mr. Godshall to receive one share of the Company’s common stock upon vesting of each restricted stock unit as set out in this proxy statement;

•	the following persons have received securities since the last approval under ASX Listing Rule 10.14 at the 2009 Annual Meeting of Stockholders:
•	Mr. Godshall was issued 34,285 restricted stock units under the HeartWare International, Inc Restricted Stock Unit Plan on receipt of stockholder approval on July 31, 2009 for nil consideration (noting that the board had previously resolved to issue, subject to stockholder approval, these restricted stock units to Mr. Godshall on August 13, 2008);
•	Mr. C Raymond Larkin, Jr. was issued 2,250 restricted stock units under the Plan on receipt of stockholder approval on July 31, 2009 for nil consideration;
•	all directors are entitled to participate in the Plan; and
•	no loan will be made by the Company to Mr. Godshall in connection with the acquisition of restricted stock units or the underlying shares of common stock.
Details of any securities issued under the Plan will be published in the Annual Report of HeartWare International, Inc. relating to the period in which securities have been issued, together with a statement that approval for this issue of securities was obtained under ASX Listing Rule 10.14.
Any additional persons who become entitled to participate in the Plan after Proposal No. 3 is approved and who are not named in this Notice of Annual Meeting will not participate until approval is obtained under ASX Listing Rule 10.14.
If this Proposal is approved by stockholders, the restricted stock units will be issued to Douglas Godshall as soon as practicable after the Annual Meeting and, in any case, no later than three years after the Annual Meeting.
Voting exclusion statement:
The Company will disregard any votes cast on Proposal No. 3 by:
•	the directors of HeartWare International, Inc.; and
•	any associate of the directors of HeartWare International, Inc.
However, the Company need not disregard a vote if:
•	it is cast by a person as a proxy for a person who is entitled to vote, in accordance with the direction on the proxy card; or
•	it is cast by the person chairing the meeting as a proxy for a person who is entitled to vote, in accordance with direction on the proxy card to vote as the proxy decides.
Vote Required and Board of Directors Recommendation
Approval of this proposal requires the affirmative vote of the holders of a majority of our shares of common stock present in person or represented by proxy and entitled to vote.
THE BOARD OF DIRECTORS (EXCLUDING DOUGLAS GODSHALL DUE TO HIS PERSONAL INTEREST IN THE PROPOSAL) UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF PROPOSAL NO. 3

PROPOSALS 4 — 10 — APPROVAL OF THE GRANT OF RESTRICTED STOCK UNITS AND STOCK OPTIONS TO NON-EXECUTIVE DIRECTORS OF THE COMPANY UNDER THE 2008 STOCK INCENTIVE PLAN
Introduction
On March 22, 2010, the board, upon the recommendation of the Compensation Committee, approved the grant of 1,000 restricted stock units and 1,000 stock options (the “Incentives”) under the HeartWare International, Inc. 2008 Stock Incentive Plan (the “Plan”) to each of Robert Thomas, Seth Harrison, Timothy Barberich, Christine Bennett, Charles Raymond Larkin, Jr., Robert Stockman and Denis Wade (the “Non-Executive Directors”) of the Company, subject to obtaining stockholder approval of each grant at the 2010 annual meeting as required by the ASX Listing Rules.
The market value of the shares issuable pursuant to the Incentives proposed to be granted to each of the Non-Executive Directors is in aggregate $871,500 based upon the closing price of our common stock on the NASDAQ as of March 12, 2010, the record date.
As of March 12, 2010, the Company had a total of 888,280 stock options and restricted stock units on issue for incentive and retention purposes for employees and non-executive directors. Proposals No. 4-10 recommend the issuance of 7,000 restricted stock units and 7,000 stock option awards in aggregate to non-executive directors which constitutes approximately 1.58% of the total number of stock options and restricted stock units on issue on a fully diluted basis.
Approvals
Our CHESS Depositary Interests, or CDIs, each representing one thirty-fifth of a share of our common stock, are listed on the Australian Securities Exchange, or ASX.
ASX Listing Rule 10.14 provides that a company must not permit a director to acquire securities under an employee incentive scheme without the prior approval of stockholders. Accordingly, stockholder approval is now being sought for the purposes of ASX Listing Rule 10.14 and for all other purposes for the grant of each of the Incentives to each of the Non-Executive Directors of the Company as described below.
Terms of Restricted Stock Units
The restricted stock units to be issued to each of the Non-Executive Directors will be issued on the following terms and conditions:
(a) Grant Price: There is no consideration payable for the grant of the restricted stock units.
(b) Exercise Price for Restricted Stock Units: There is no consideration payable on the vesting or exercise of the restricted stock units. The restricted stock units are exercised automatically and settled in one share of common stock of the Company upon vesting.
(c) Vesting Conditions: The restricted stock units granted to each Non-Executive Director are scheduled to vest in three equal annual installments with the first tranche vesting on the first anniversary of the date of grant of the restricted stock units to the relevant Non-Executive Director. There are no performance conditions or other requirements attaching to the restricted stock units other than the requirement that the Non-Executive Director to whom they are granted continues to be employed by the Company at the relevant vesting date. Notwithstanding the foregoing, the restricted stock units granted to each relevant Non-Executive Director will immediately vest upon the occurrence of a change in control event (as defined in the Plan), the death of the Non-Executive Director or the Non-Executive Director ceasing to be employed by the HeartWare group by reason of disability or elimination of the position.
(d) Lapsing of Restricted Stock Units: The restricted stock units granted to each relevant Non-Executive Director will lapse in circumstances where:
(i)	the restricted stock units have been exercised and settled;

(ii)	the Non-Executive Director ceases to be employed by the HeartWare group on the date of vesting of the restricted stock units (as defined in the Plan); or
(iii)	there has been a change in control event (as defined in the Plan), in which event vesting and settlement of the restricted stock units will occur.
Terms of Stock Options
The stock options to be issued to each of the Non-Executive Directors will be issued on the following terms and conditions:
(a) Grant Price: There is no consideration payable for the grant of the stock options.
(b) Exercise Price for Stock Options: The exercise price of the stock options will be equal to the closing price of the Company’s common stock on the NASDAQ on the date of grant of the stock options.
(c) Vesting Conditions: The stock options granted to each Non-Executive Director are scheduled to vest in four equal annual installments with the first tranche vesting on the first anniversary of the date of grant of the stock options to the relevant Non-Executive Director. There are no performance conditions or other requirements attaching to the stock options other than the requirement that the Non-Executive Director to whom they are granted continues to be employed by the Company at the relevant vesting date. Notwithstanding the foregoing, the stock options granted to each relevant Non-Executive Director will immediately vest upon the occurrence of a change in control event (as defined in the Plan), the death of the Non-Executive Director or the Non-Executive Director ceasing to be employed by the HeartWare group by reason of disability or elimination of the position.
(d) Lapsing of Incentives: The stock options granted to each relevant Non-Executive Director will lapse in circumstances where:
(i)	the stock options have been exercised and settled;
(ii)	the Non-Executive Director ceases to be employed by the HeartWare group on the date of vesting of the stock options (as defined in the Plan);
(iii)	there has been a change in control event (as defined in the Plan), in which event vesting and settlement of the stock options will occur.
As required by ASX Listing Rule 10.15A, the following additional information is provided in relation to Proposals 4-10:
•	the maximum aggregate number of restricted stock units which may be granted by the Company under the Plan under Proposals 4-10 is 7,000, comprising:
•	1,000 restricted stock units to Robert Thomas;

•	1,000 restricted stock units to Seth Harrison;

•	1,000 restricted stock units to Timothy Barberich;

•	1,000 restricted stock units to Christine Bennett;

•	1,000 restricted stock units to Charles Raymond Larkin, Jr.;

•	1,000 restricted stock units to Robert Stockman; and

•	1,000 restricted stock units to Denis Wade,
each of which will entitle the relevant Non-Executive Director to receive one share of the Company’s common stock upon vesting of each relevant restricted stock unit as set out in this proxy statement.

•	the maximum aggregate number of stock options which may be granted by the Company under the Plan under Proposals 4-10 is 7,000, comprising:
•	1,000 stock options to Robert Thomas;

•	1,000 stock options to Seth Harrison;

•	1,000 stock options to Timothy Barberich;

•	1,000 stock options to Christine Bennett;

•	1,000 stock options to Charles Raymond Larkin, Jr.;

•	1,000 stock options to Robert Stockman; and

•	1,000 stock options to Denis Wade,
each of which will entitle the relevant Non-Executive Director to receive one share of the Company’s common stock upon vesting of each relevant stock option as set out in this proxy statement;
•	the following persons have received securities since the last approval under ASX Listing Rule 10.14 at the 2009 Annual Meeting of Stockholders:
•	Mr. Douglas Godshall was issued 34,285 restricted stock units under the HeartWare International, Inc Restricted Stock Unit Plan on August 31, 2009 for nil consideration;
•	Mr. C Raymond Larkin, Jr. was issued 2,250 restricted stock units under the Plan on August 31, 2009 for nil consideration;
•	all directors are entitled to participate in the Plan; and
•	no loan will be made by the Company to any of the Non-Executive Directors in connection with the acquisition of any of the Incentives or the underlying shares of common stock.
Details of any securities issued under the Plan will be published in the Annual Report of HeartWare International, Inc. relating to the period in which securities have been issued, together with a statement that approval for this issue of securities was obtained under ASX Listing Rule 10.14.
Any additional persons who become entitled to participate in the Plan after Proposals 4-10 (inclusive) have been approved and who are not named in this Notice of Annual Meeting will not participate until approval is obtained under ASX Listing Rule 10.14.
If Proposals 4-10 (inclusive) are approved by stockholders, the Incentives will be issued to the Non-Executive Directors as soon as practicable after the Annual Meeting and, in any case, no later than three years after the Annual Meeting.
Voting exclusion statement:
The Company will disregard any votes cast on Proposals 4-10 by:
•	the directors of HeartWare International, Inc.; and
•	any associate of the directors of HeartWare International, Inc.
However, the Company need not disregard a vote if:
•	it is cast by a person as a proxy for a person who is entitled to vote, in accordance with the direction on the proxy card; or
•	it is cast by the person chairing the meeting as a proxy for a person who is entitled to vote, in accordance with direction on the proxy card to vote as the proxy decides.
Vote Required and Board of Directors Recommendation
Approval of Proposals 4-10 requires the affirmative vote of the holders of a majority of our shares of common stock present in person or represented by proxy and entitled to vote.
THE BOARD OF DIRECTORS (EXCLUDING ROBERT THOMAS (WITH RESPECT TO PROPOSAL NO. 4 ONLY), SETH HARRISON (WITH RESPECT TO PROPOSAL NO. 5 ONLY), TIMOTHY BARBERICH (WITH RESPECT TO PROPOSAL NO. 6 ONLY), CHRISTINE BENNETT (WITH RESPECT TO PROPOSAL NO. 7 ONLY), CHARLES RAYMOND LARKIN JR (WITH RESPECT TO PROPOSAL NO. 8 ONLY), ROBERT STOCKMAN (WITH RESPECT TO PROPOSAL 9 ONLY) AND DENIS WADE (WITH RESPECT TO PROPOSAL NO. 10 ONLY) WHO DO NOT MAKE A RECOMMENDATION WITH RESPECT TO THE PROPOSAL IN BRACKETS AFTER THEIR NAME DUE TO THEIR PERSONAL INTEREST IN THAT PROPOSAL) UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF PROPOSALS NO. 4-10 (INCLUSIVE).

PROPOSAL NO. 11 — APPROVAL OF INCREASE IN THE MAXIMUM AGGREGATE DIRECTORS’ FEES PAYABLE TO DIRECTORS OF THE COMPANY
ASX Listing Rule 10.17 provides that a company must not increase the total amount of fees payable to its directors without the prior approval of its stockholders. Accordingly, stockholder approval is being sought for the purposes of ASX Listing Rule 10.17 and for all other purposes to approve the increase in the maximum aggregate directors’ fees payable to the directors of the Company to $750,000 per annum to be allocated between the directors in such proportion as determined by the Company (“the Proposed Maximum Amount”).
The current maximum aggregate amount available for the remuneration of non-executive directors (excluding retirement contributions, or superannuation contributions, made by the Company to Australian non-executive directors) is AU$500,000 per annum. Accordingly, if the Proposed Maximum Amount is approved, there would be an additional $300,000, or AU$330,000, available each year. Details of directors’ fees paid for the year ended 31 December 2009 are disclosed in the section titled “Directors Compensation” on page 12 above.
As noted above, the current maximum fees available of AU$500,000 excludes superannuation guarantee contributions payable by the Company to non-executive directors who reside in Australia. Consistent with the proposed change to ASX Listing Rule 10.17, the Proposed Maximum Amount would include superannuation contributions paid by the Company.
As well as enabling such superannuation contributions to be captured within the stockholder approved limit, the increase in maximum aggregate fees is proposed for the following reasons:
•	to allow for the restructuring of non-executive directors compensation to more closely align the Company’s compensation practices with those practices as adopted by other U.S. based entities;
•	to enable some growth in compensation of non executive directors in future years, to reflect market competitiveness for non-executive directors with the skills and experience which are most relevant to the business strategy of the Company;
•	to create flexibility to appoint additional non-executive directors, as the Company continues to expand internationally;
•	to reflect the fact that the number of non executive directors has increased by 3 since the previous approval of stockholders for the aggregate non-executive directors fees and non-executive director compensation levels have not increased since the Company’s initial listing on the Australian Securities Exchange in January 2005; and
•	to reflect the increased workloads of non-executive directors since the aggregate non-executive directors fee poll (AU$500,000 per annum) was first approved by stockholders in early 2006 due to the increased scale and complexity of the Company’s business, especially in the period since the Company’s redomiciliation to the United States and dual listing on NASDAQ.
Employee directors of the Company receive salary and other remuneration in accordance with the terms of their employment agreements, but do not receive directors fees. The remuneration paid by the Company to employee directors is not included in the maximum aggregate amount of directors fees for the purpose of this proposal.

Voting exclusion statement:
The Company will disregard any votes cast on Proposal No. 11 by:
•	a director of HeartWare International, Inc.; and
•	any associate of a director of HeartWare International, Inc.
However, the Company need not disregard a vote if:
•	it is cast by a person as a proxy for a person who is entitled to vote, in accordance with the direction on the proxy card; or
•	it is cast by the person chairing the meeting as a proxy for a person who is entitled to vote, in accordance with direction on the proxy card to vote as the proxy decides.
Vote Required
Approval of this proposal requires the affirmative vote of the holders of a majority of our shares of common stock present in person or represented by proxy and entitled to vote.
THE BOARD OF DIRECTORS DOES NOT MAKE ANY RECOMMENDATION WITH RESPECT TO PROPOSAL NO. 11

EXECUTIVE COMPENSATION
Compensation Discussion & Analysis
Compensation Objectives and Principles
We believe that our compensation policies and practices are central to our ability to attract, retain and motivate executives with substantive skills and experience in the medical device industry that will enable us to expand and grow our business. Our compensation policies are therefore designed with this goal in mind and to align compensation and related financial incentives with creating value for our stockholders.
The key principles of our compensation policies are as follows:
•	offer sufficient rewards to attract, retain and motivate executives with key skills and experience in the development, manufacture and sale of medical devices and other disciplines relevant to our business;
•	link rewards for executives to the achievement of corporate and individual goals thereby aligning the interest of our executives and our stockholders;
•	offer compensation competitive with the market; and
•	assess and reward executives based on individual and Company performance.
Role of the Compensation Committee in Compensation Discussions
Our compensation programs (including equity compensation) are overseen and administered by the compensation committee of the board of directors. The members of the compensation committee are Mr. Barberich (Chairman), Mr. Thomas, Dr. Wade and Dr. Bennett.
In addition to advising the board generally on our overall compensation strategy for all employees, the compensation committee makes specific recommendations on an annual basis regarding compensation packages and other terms of employment for our senior executive officers, including our named executive officers, and our non-management directors. In the course of this review, the compensation committee considers our current compensation programs and whether to modify them or introduce new programs or elements of compensation in order to better meet our overall compensation objectives. The compensation committee has the authority to select, retain and terminate special counsel and other experts (including compensation consultants), as the committee deems appropriate.
The board considers the recommendations of the compensation committee and makes the final determination of compensation.
Role of Executive Officers in Compensation Discussions
While the compensation committee determines our overall compensation philosophy and sets the compensation of our executive officers, it looks to certain of our officers, including our Chief Executive Officer, and any compensation consultants retained by the Company or the committee to work within the compensation philosophy to make recommendations to the compensation committee with respect both overall guidelines and specific compensation decisions. In addition, from time to time, the compensation committee requests that senior management obtain information on behalf of the compensation committee in order to assist the compensation committee with its decision-making.
Our Chief Executive Officer also provides the board and the compensation committee with his perspective on the performance of our executive officers, other than himself, as part of the annual personnel review. The CEO is not present during any discussions regarding his own compensation.
Use of Compensation Consultants
In order to confirm the appropriateness of our compensation practices relative to the marketplace the compensation committee engaged an external consultant Frederick W. Cook & Co., Inc. (“FW Cook”) in 2007 to examine the compensation practices of a peer group of companies and to compare that data to our senior executives’ compensation. The information provided by FW Cook was used in determining the executive’s 2008 base salary and equity grants. We did not undertake engage a compensation consultant in establishing 2009 executive compensation.

FW Cook is an independent, third party, specialist in United States-based compensation practices. FW Cook’s review, which is discussed below under the heading “—Market Competitiveness - Benchmark Exercise”, was undertaken to enable us to compare our executives’ compensation with compensation practices of other medical device companies who were at a similar development stage at that time. Using the benchmark exercise as a guide, we then considered each individual on a case-by-case basis and took into account the additional factors referred to above as well as years of experience, actual performance, the executives’ role and importance and each individual executives’ compensation and employment history.
In late 2009, we engaged Pearl Meyer & Partners, compensation experts, to assist us with the design of our 2010 executive compensation program, including the bonus paid during 2009 and the merit increase effected for 2010.
Factors Considered in Determining Executive Compensation
The compensation committee considers a variety of factors in coming to decisions regarding compensation for our executive officers. Competitive market information is an important consideration, but not the only one. Our executive compensation policies are generally applied in the same manner to all of the named executive officers. The differences in amounts of compensation for each named executive officer reflect the significant differences in the scope of responsibilities and authority attributed to their respective positions.
Market Competitiveness — Benchmark Exercises
As discussed above, in late 2007, we retained FW Cook to examine the compensation practices of a peer group of companies and to compare that data to our senior executives’ compensation. The information provided by FW Cook was used in determining the executives’ compensation package as it applied in 2008 and early 2009.
As part of its review, representatives of FW Cook, among other things:
•	met with management and selected members of the board of directors for the purposes of learning about our background, historical compensation practices and perceived shareholder views;
•	collected and analyzed company-specific background data from management for the purposes of independent analysis; and
•	identified and examined the compensation practices of a peer group of comparable, publicly traded, development stage, biotechnology and medical device companies located in the United States, and compared that data to HeartWare’s data.
The analysis undertaken by FW Cook focused on base salaries, annual bonuses, long-term incentives and total “carried-interest ownership”, which is a form of measurement of the equity awards received by each executive during the course of their employment. Carried-interest measures the amount of future increase in value captured by each executive arising through their equity awards and is calculated as the aggregate holding of options and shares plus recent share sales of an executive, divided by the number of Company shares outstanding.
The peer group consisted of 16 publicly traded biotechnology and medical device companies with market capitalizations ranging between approximately $100 and $450 million, comprising:

Aspect Medical Systems	Tutogen Medical	AtriCure
VNUS Medical Technologies	NxStage Medical	SenoRx
NMT Medical	Dyax	XTENT
Artes Medical	NeuroMetrix	Northstar Neuroscience
Possis Medical	Dexcom, Inc.	Hansen Mecial
Inovio Biomedical
At the time, utilizing a per group of companies with market capitalizations ranging from $100 million to $450 million was determined to be appropriate as this range captured HeartWare’s existing and target market capitalizations during the relevant compensation period thereby providing a strong and appropriate benchmark.

In reviewing the compensation data of the peer group, FW Cook noted that there would be no impact on the resultant equity compensation benchmarks of the peer group if the larger revenue companies were excluded from the peer group data. Further, salary and cash benchmarks would be reduced by approximately 5-10% should these larger revenue companies be excluded from the peer group calculations and this was not believed to be material in the circumstances.
In summary, the conclusions from the F W Cook review were as follows:
•	Overall, base salaries for our executives were lower than the median and most executives were almost 10% below the median of the Peer Group.
•	We had not established an annual cash bonus despite most pre-commercial biotech companies maintaining a common annual bonus structure for their senior executives.
•	Actual 2006 cash compensation (i.e., salary plus bonus) was approximately 10% below median for our eight most highly compensated executives.
•	Our senior executives have an aggregate carried-interest ownership that is below the 25th percentile of the Peer Group and the actual value of this ownership is diminished because we historically granted premium-priced equity (i.e., equity that is priced higher than the fair market value of the underlying security at the relevant grant date.)
The FW Cook benchmarking exercise was used in determining our executives’ 2008 compensation including cash compensation and long-term incentive compensation. For 2009, we did not engage a compensation consultant as it is the Company’s stated intention to undertake such an external review every other year in the absence of unusual circumstances requiring a more frequent review and, additionally, such a review was impractical at the time as the Company was under merger negotiations with Thoratec Corporation.
As such, for the 2008 bonus and merit increases, effective in the 2009 calendar year, the compensation committee requested that the CEO provide recommendations to the board of directors regarding merit and bonus increases for key performers noting the strong performance of the Company during 2008. The CEO subsequently provided salary increase recommendations for employees within the range of 0% to approximately 11% of base salary together with annual discretionary bonus recommendations within the range of 0% to 25% approximately , subject to the performance ratings as determined under the Company’s annual performance appraisal and taking into account the CEO’s perception of the relevant individuals performance, responsibilities, work ethic and overall contribution to corporate progress, together with the need to retain and appropriately motivate critical employees as the Company commenced commercialization activities for his technology.
During 2009, the compensation committee retained Pearl Meyer & Partners (“PM&P”), an external compensation consultant, to assist the compensation committee to establish a defined compensation philosophy for executives with a view to (a) rewarding key performers for exceptional performance during 2009; (b) retaining and motivating key executives during the Company’s growth stage; and (c) maintaining a compensation program that is competitive with existing market practices. The outcome of this review was effective for the 2009 annual (discretionary) bonus and merit base salary increase which was implemented at the end of 2009 and early 2010.
In preparing the relevant information, PM&P met with HeartWare management and directors to learn about the organization and to understand relative positions with regard to existing compensation practices. A comparator group of 12 healthcare equipment and supplies companies was selected with the median and 75th percentile market capitalization of these companies being $325 million and $400 million respectively. At the time of the PM&P report to the compensation committee, HeartWare’s market capitalization was $370 million thereby being well positioned between the median and 75th percentile of the comparator group. The comparator group comprised:

Abiomed, Inc.	Insulet Corporation	Micrus Endovascular Corporation
AngioDynamics, Inc.	IRIS International, Inc.	Stereotaxis, Inc.
Cyberonics, Inc.	Kensey Nash Corporation	SurModics, Inc.
Dexcom, Inc.	Mako Surgical Corporation	Volcano Corporation
The key findings of the PM&P review were: (a) HeartWare does not have a defined executive compensation philosophy; (b) base salaries are, on average, below the median; and (c) bonus awards are significantly below the median and the Company does not have a bonus program which links corporate and personal objectives.

In light of the above, the compensation committee and the board of directors determined that: (a) target base salaries for executives should fall between the median and the 75th percentile of the comparator group with the 75th percentile targeted for the top three executives and more to the median for the remaining executives; (b) salary adjustments should be made to bring executives salary levels in line with the revised salary philosophy; (c) discretionary bonuses should be paid to the top six executives together with a one-time special cash bonus to recognize substantial corporate achievements during 2009; (d) total direct compensation, which is defined as total cash compensation plus all long-term incentive awards, for the top six executives should be broadly in-line with the 75th percentile of the comparator group for total direct compensation over time and subject to the relevant individual’s capacity to continue to act as a key performer for the Company; and, (e) a special one-time restricted stock unit grant should be awarded to the top three executives for retention purposes and in recognition of performance.
Performance
Our policy is to reward our top performers and provide compensation opportunities that are based upon their individual performance, the performance of the Company and their contribution to that performance. As noted above, in determining 2009 compensation, the compensation committee considered these performance factors when approving adjustments to the compensation of our executive officers.
Mix of Current and Long-Term Compensation
Because the successful operation of our business requires a long-term approach, one of the important components of our compensation program is long-term compensation by means of long-term incentives. The compensation committee believes that the incorporation of a long-term compensation element aligns the executive officers’ interests with the economic interests of our stockholders and also reflects our business model.
Impact and Mix of Cash vs. Non-Cash Compensation
The compensation committee considers both the cost and the motivational value of the various components of compensation. The compensation committee has determined that current compensation—base salary and annual bonuses—should be delivered in cash, but that long-term incentive compensation should include stock-based compensation so that the long-term financial rewards available to senior management are linked to increases in our value over the long-term. The compensation committee believes that this also aligns the executive officers’ interests with the economic interests of our stockholders.
Elements of Compensation
Compensation packages are set at levels that are intended to attract, retain and motivate executives capable of managing our diverse operations and achieving our strategic objectives. Total direct compensation of executive officers includes:
•	Base salary;
•	Annual discretionary cash incentive compensation (bonus);
•	Long-term equity incentive compensation (including stock options and restricted stock units);
•	Severance and change in control benefits; and
•	Participation in Company benefit plans.
Base Salary
Base salary is a significant component in executive compensation. Base salaries are set in accordance with our objectives and principles as discussed above, and by reference to the scope of the executive’s responsibilities, the difficulty in replacing the executive and the extent of the executive’s ongoing contributions to our strategic goals. Other relevant considerations include perceived long-term value to HeartWare, succession planning, retention, the executives’ compensation history, internal alignment and inflation. Base salaries are reviewed annually but do not automatically increase.

As mentioned above, a benchmarking exercise was undertaken in late 2007, and used to determine 2008 base salaries. 2009 base salaries were adjusted at the discretion of the board based on the factors discussed above and individual and overall Company performance.
The following adjustments were made to the named executive officers base salaries in 2009:
•	Douglas Godshall, President and Chief Executive Officer, received a 7% increase in base salary increasing his salary from $350,000 to $375,000 annually.
•	David McIntyre, Chief Financial Officer and Chief Operating Officer, received an 11% increase in base salary increasing his salary from $225,000 to $250,000 annually.
•	Jeffrey LaRose, Chief Scientific Officer, received an 11% increase in base salary increasing his salary from $225,000 to $250,000 annually. In October 2009, Mr. LaRose received an additional 12% increase in base salary increasing his salary from $250,000 to $280,000 annually with immediate effect.
•	James Schuermann, Vice President, Sales and Marketing, received an 8% increase in base salary increasing his salary from $225,000 to $243,000 annually.
•	David Hathaway, Chief Medical Officer did not receive an increase in salary in 2009 due to his short tenure with the Company.
The relative weight applied to each of the foregoing factors varied with each position and individual and was within the sole discretion of the compensation committee. Decisions regarding the individual performance factors identified above and used by the compensation committee in making base salary decisions for each named executive officer, other than the CEO, were based on the compensation committee’s review of the Chief Executive Officer’s evaluation of the officer’s individual performance for the prior year. Decisions regarding the individual performance factors identified above and used in making base salary decisions for the Chief Executive Officer were based on the board of directors’ review of the CEO’s individual performance for the prior year.
Short-Term Incentive Compensation
Short-term incentive compensation or bonuses are an important element of our compensation strategy. Incentive compensation, subject to corporate cash flow and overall working capital requirements, is used to attract new executives and to reward the achievement of significant individual and corporate milestones thereby aligning executives and shareholder goals. Bonuses are paid in cash in an amount reviewed and approved by our compensation committee and full board of directors.
In 2009, the compensation committee and the board of directors also determined to pay a discretionary bonus to each of our executives employed by us prior to March 31, 2009 in recognition of the achievement of corporate milestones including receipt of CE Marking, our NASDAQ listing, the raising of additional capital to support ongoing operations, the commencement of enrollment in our U.S. bridge-to-transplant clinical trial and the substantial growth in revenue during the course of 2009.
These accomplishments were achieved through an enormous contribution and personal sacrifice by our employees and the board determined that the payment of this bonus was appropriate in the circumstances.
The bonus of each individual executive was determined in conjunction with the benchmark data provided by PM&P together with an assessment of the executive’s individual performance during the annual review process.
The named executive officers received the following discretionary bonuses in 2009:

Name	2009 Annual Incentive Compensation
Douglas Godshall	$400,000
David McIntyre	$250,000
Jeffrey LaRose	$200,000
James Schuermann	$100,000
David Hathaway	$50,000

In addition to the annual discretionary bonuses above, Mr. Godshall and Mr. McIntyre were awarded an additional one-time bonus of $200,000 and $150,000, respectively in 2009 for their extraordinary efforts in driving stockholder value, including managing the proposed merger with Thoratec.
Long-term Equity Incentive Compensation
Consistent with our compensation objectives and principles discussed above, executives are granted long-term equity incentive awards so as to create incentives for employee retention and to align the executive’s goals with those of our stockholders. We grant equity awards to executives in the form of Employee Stock Options and Restricted Stock Units (“RSU’s”).
In addition to reviewing base salary and bonus, PM&P reviewed total direct compensation of the Company’s senior executives. Total direct compensation incorporates the base salary, plus annual cash incentive or bonus, together with all long-term incentives. As discussed above, following the PM&P, the compensation committee and the board of directors determined to adopt a compensation philosophy whereby the total direct compensation for the top six executives should be in-line with the 75th percentile of the comparator group. In addition, the compensation committee and board determined that a special one-time restricted stock unit grant should be awarded to the top three executives for retention purposes and in recognition of performance. As such, 177,500 RSU’s in the aggregate were awarded to the named executive officers, excluding Mr. Godshall. 120,000 RSU’s were also determined to be issued to Mr. Godshall but the grant of these RSU’s is subject to stockholder approval in accordance with the requirements of the Australian Securities Exchange Listing Rules. All awards vest in three equal annual installments with the first tranche vesting on September 16, 2010. The annual grants in recognition of individual and Company performance were granted above target level.
Under ASX listing Rules, equity grants to non-executive directors must be approved by our stockholders. Accordingly, Mr. Godshall received a grant of 34,285 RSUs in respect of 2008 compensation following stockholder approval of such grant in July 2009. In November 2009, the board of directors recommended the grant of 120,000 RSUs to Mr. Godshall. This grant is subject to stockholder approval as set forth in Proposal No. 3 — APPROVAL OF RESTRICTED STOCK UNIT GRANT TO DOUGLAS GODSHALL.
HeartWare International 2008 Stock Incentive Plan
We have adopted the HeartWare International, Inc. 2008 Stock Incentive Plan for the purpose of attracting new executives, retaining existing executives and creating long-term incentives to align executive and stockholder goals. The 2008 Stock Incentive Plan allows for the grant of employee stock options and restricted stock units giving executives an equity stake in the Company.
Pensions
Our executives are eligible to participate in a 401(k) retirement plan after 90 days of employment. We have not provided matching funds through December 31, 2009. However, commencing in 2010, we have established a matching program for all of our employees, including the named executive officers.
Perquisites and Other Benefits
In the United States, we maintain health, dental and life insurance plans for the benefit of eligible executives. Each of these benefit plans require the executive to pay a portion of the premium, with the Company paying the remainder of the premiums. These benefits are offered on the same basis to all employees.
Life, accidental death, dismemberment and disability, and short and long-term disability insurance coverage is also offered to all eligible executives, and we pay these premiums in full. No other voluntary benefits, such as vision insurance, supplemental life and specific coverage insurance supplements, tuition assistance and work-life balance programs are currently made available to any executive.
We also provide Blackberry communication devices to certain executives, including the named executive officers, at no cost to the executive.

Employment Agreements and Severance Arrangements
All of our named executive officers have employment agreements with us. These contracts do not have a fixed term, and the executives serve on an “at will” basis. The employment agreements contain provisions that will entitle these executives to certain payments or benefits if their employment is terminated under certain circumstances, including after a “change in control” of the Company occurs.
We believe that employment agreements provide us with a mechanism to assist in the retention of our executive officers and provide us with competitive protections through provisions restricting these officers, for a period of time, from competing with us or soliciting our employees, clients, customers, vendors or suppliers. We believe these agreements provide our officers with security upon their termination without cause or upon a change of control of the company.
The material terms of each named executive officer’s employment agreement, and the payments or benefits which the named executive officers would receive under different termination circumstances, are set forth below in “-Employment Agreements” and “-Potential Post-Employment Payments”, respectively.
Material Change
In February 2010, the board of directors adopted a formal bonus plan for the Company’s management team including the named executive officers.
Bonuses will be payable to named executive officers under the bonus plan based on a formula that takes into account our attainment of certain performance goals (the “Performance Goals”) and the achievement by the named executive officer of certain individual objectives, each of which objective is assigned a weighted value by the compensation committee. A brief description of the Performance Goals is set out below:

Goal	Weighting
Completion of enrollment in the U.S. bridge-to-transplant clinical trial and subsequent filing for pre-market approval with the Food & Drug Administration	30%

Commence U.S. destination therapy trial and enroll a targeted number of patients in aggregate between HVAD and control arms	15%

Advancement of the Company’s pipeline technology toward first-in-man clinical studies	20%

Pass all audits by external regulators with no major non-conformances	10%

Demonstrate strong financial performance in regards to cash position, revenue and EPS targets	25%
The weighting of Performance Goals and individual goals is base on the officer’s position within the Company and is as follows:

		Weighting of	Weighting of
	Target as a	Company	Individual
Position	% of Salary	Goals	Goals
Chief Executive Officer	55%	100%	0%
Chief Operating Officer/Chief Financial Officer	50%	50%	50%
Vice President	30-40%	30%	70%

The following adjustments were made to the named executive officers base salaries in 2010:
•	Douglas Godshall, President and Chief Executive Officer, received a 20% increase in base salary increasing his salary from $375,000 to $425,000 annually.
•	David McIntyre, Chief Financial Officer and Chief Operating Officer, base salary was increased from $250,000 to $358,000, however, his relocation allowance of $108,000 per annum has been discontinued and, as such, there has therefore been no increase in aggregate annual cash compensation.
•	James Schuermann, Vice President, Sales and Marketing, received a 5% increase in base salary increasing his salary from $243,000 to $255,150 annually.
•	David Hathaway, Chief Medical Officer, received a 3% increase in base salary increasing his salary from $250,000 to $257,500 annually.
Except as described above, there has been no material change to the compensation arrangements of the named executive officers.
Share Ownership
We do not have share ownership guidelines or requirements for employees or directors.
Compensation Committee Report
The compensation committee has reviewed and discussed the Compensation Discussion & Analysis contained in this proxy statement with management and, based on such review and discussion, the compensation committee recommends that it be included in this proxy statement.

COMPENSATION COMMITTEE

Timothy Barberich (Chairman)
Christine Bennett
Denis Wade
March 22, 2010	Robert Thomas
Summary Compensation Table
The following summary compensation table sets forth compensation information for our last three fiscal years ending December 31 2009, 2008 and 2007 with regard to (i) our Chief Executive Officer, (ii) our Chief Financial Officer and (ii) our other three most highly compensated executive officers during fiscal 2009, to whom we refer collectively as the “named executive officers.”
SUMMARY COMPENSATION TABLE
For the Years Ended December 31, 2009, 2008 and 2007

						Non-
						Equity
						Incentive	All
				Stock		Plan	Other
Name and Principal		Salary	Bonus	Awards		Comp.	Comp.
Position	Year	($)	($)	($) (1)		($) (3)	($)		Total ($)
Douglas Godshall	2009	373,077	600,000	742,270	(2)	—	—		1,715,347
President &	2008	350,000	—	594,000		85,000	—		1,029,000
Chief Executive Officer	2007	350,000	—	—		71,250	—		421,250
David McIntyre	2009	248,077	400,000	2,030,000			111,159	(4)	2,786,077
Chief Financial Officer &	2008	225,000	55,000	248,000		—	108,000	(4)	636,000
Chief Operating Officer	2007	225,000	45,000	300,000		—	108,000	(4)	678,000
Jeffrey La Rose	2009	253,846	200,000	1,260,000		—	—		1,713,846
Chief Scientific Officer	2008	225,000	55,000	201,500		—	—		481,500
	2007	225,000	45,000	225,000		—	—		495,000
James Schuermann	2009	241,616	100,000	840,000		—	—		1,181,616
Vice President, Sales &
Marketing
David Hathaway	2009	250,000	50,000	840,000		—	—		1,140,000
Chief Medical Officer

(1)	Amounts reflect the aggregate grant date fair value of the stock award computed in accordance with FASB ASC Topic 718. For restricted stock units, the aggregate fair value is determined as the quoted market value of our common stock on NASDAQ on the grant date, multiplied by the aggregate number of restricted stock units granted. For stock option awards, the aggregate fair value is estimated on the date of grant using the Black-Scholes option-pricing model. Further information is set out in Note 9 to our audited financial statements for the fiscal year ended December 31, 2009 included in our Annual Report on Form 10-K. The amount recorded does not correspond to the actual value that may be recognized by the relevant executive.

(2)	On September 16, 2009, the Board approved the grant of 120,000 restricted stock units to Mr. Godshall subject to stockholder approval. The grant date fair value of such restricted stock unit award is not included in the total value of stock awards granted in 2009 as such grant remains subject to stockholder approval which is being sought in May 2010.

(3)	Amount reported represents a cash incentive compensation award paid upon Mr. Godshall’s achievement of certain performance criteria agreed upon between Mr. Godshall and the Board of Directors.

(4)	For each year, the figure includes 12 monthly after-tax payments of approximately US$6,000 (gross cost US$9,000) for the purposes of assisting Mr. McIntyre with the provision of comparative housing, financing of motor vehicles, rental shortfall on his Australian residence and other incremental recurring costs associated with his relocation to the United States. In addition, fiscal year 2009 includes the cost of personal travel for his family under the terms of his employment agreement.
Grants of Plan Based Awards
The table below summarizes equity based awards to our named executive officers in 2009.
2009 Grants of Plan Based Awards

		All Other
		Stock	Grant
		Awards:	Date Fair
		Number of	Value of
		Shares of	Stock
		Stock	Awards
Name	Grant Date	(#)	($) (2)
Douglas Godshall (1)	7/31/2009	34,285	742,270
David McIntyre (3)	9/16/2009	72,500	2,030,000
Jeffrey La Rose (3)	9/16/2009	72,500	1,260,000
James Schuermann (3)	9/16/2009	30,000	840,000
David Hathaway (3)	9/16/2009	30,000	840,000

(1)	The RSU awards vest in three installments of 50%, 25% and 25% of the grant upon the achievement of pre-defined corporate milestones. On September 16, 2009, the Board approved the grant of 120,000 restricted stock units to Mr. Godshall subject to stockholder approval which will vest in three equal installments. The grant date fair value of such restricted stock unit award is not included in the above as such grant remains subject to stockholder approval which is being sought in May 2010.

(2)	Each of the restricted stock units awards are scheduled to vest in three equal installments September 16, 2010, September 16, 2011 and September 16, 2012.

(3)	The dollar value of restricted stock units and stock options disclosed in this column are equal to the aggregate grant date fair value computed in accordance with FASB ASC Topic 718, except no assumptions for forfeitures were included. A discussion of the assumptions used in calculating the grant date fair value is set forth in Note 9 of the Notes to Consolidated Financial Statements in the Company’s Form 10-K for the year ended December 31, 2009.

Base Salaries
Base salaries paid to our named executive officers are set forth in the 2009 Summary Compensation Table. For 2009, base salaries paid to our named executive officers accounted for the following percentages of their total compensation: Mr. Godshall (22%), Mr. McIntyre (9%), Mr. La Rose (15%), Mr. Schuermann (20%) and Mr. Hathaway (22%).
Restricted Stock Units
We grant restricted stock units pursuant to our 2008 Plan. Our restricted stock unit grants generally vest at the rate of one-third per year. Restricted stock units are not transferable other than by will or the laws of descent or distribution.
Stock Options
We grant stock options pursuant to our 2008 Plan. The option exercise price is equal to the closing price of our common stock on the NASDAQ on the grant date. Our stock option grants generally vest at the rate of one-fourth per year and have a term of ten years. Stock options are not transferable other than by will or the laws of descent or distribution.
Employment Agreements
All of our executive officers have employment agreements, including the Chief Executive Officer and the other named executive officers. These contracts do not have a fixed term, and the executives serve on an “at will” basis.
Employment agreements with our named executive officers generally include certain restrictive covenants, including non-competition, non-solicitation, and non-disparagement clauses for the term of their employment and for a period of time after termination of employment. Each named executive officer also has entered into a Proprietary Information, Confidentiality and Inventions Assignment Agreement whereby the named executive officer, amongst other things, assigns all rights, including all intellectual property rights, to us without further compensation.
Below is a summary of each named executive officer’s employment agreement.
Doug Godshall, President, Chief Executive Officer and Executive Director
On December 19, 2009, we entered into an amended employment agreement with Mr. Godshall who, as Chief Executive Officer, is responsible for our day-to-day management, as well as for planning and directing all of our policies, objectives and initiatives. Pursuant to this agreement, Mr. Godshall is entitled to an annual base salary of $425,000, subject to annual review and increases in the board’s discretion. He is also entitled to receive an annual performance bonus as determined by the board of directors in its discretion. Mr. Godshall’s employment agreement provides for full participation in our employee benefits program, including life and disability insurance (short and long term), health and group dental. Mr. Godshall is entitled to receive severance payments under certain circumstances as described in detail under “Potential Payments Upon Termination or Change-In-Control.”

David McIntyre, Chief Financial Officer, Chief Operating Officer and Company Secretary
On December 16, 2009, we entered into an amended employment agreement with Mr. McIntyre who, as Chief Financial Officer, Chief Operating Officer and Company Secretary, is responsible for directing our manufacturing, operational, financial, taxation, compliance (non-clinical), legal and company secretarial functions. Pursuant to this agreement, Mr. McIntyre is entitled to an annual base salary of $358,000, subject to annual review and increases in the board’s discretion. He is also entitled to receive an annual performance bonus as determined by the board of directors in its discretion. Mr. McIntyre’s employment agreement provides for full participation in our employee benefits program, including life and disability insurance (short and long term), health and group dental. Mr. McIntyre is also entitled to reimbursement for travel by him and his family to Australia once per year and in the event of a death in their immediate family. Mr. McIntyre is entitled to receive severance payments under certain circumstances as described in detail under “Potential Payments Upon Termination or Change-In-Control.” In addition, upon termination of employment, for any reason, we shall reimburse Mr. McIntyre for relocation costs associated with his relocation to Australia including one home-finding trip, actual cost of relocation, up to 60 days of temporary accommodation and living and certain costs related to the purchase of a new home as well as a cash payment equal to one month’s base salary to cover miscellaneous out-of-pocket expenses.
Jeffrey LaRose, Chief Scientific Officer
On December 16, 2009, we entered into an amended employment agreement with Mr. LaRose, who as Chief Scientific Officer, is responsible for directing and managing our research and development activities. Pursuant to this agreement, Mr. LaRose is entitled to an annual base salary of $280,000, subject to annual review and increases in the board’s discretion. He is also entitled to receive an annual performance bonus as determined by the board of directors in its discretion. Mr. LaRose’s employment agreement provides for full participation in our employee benefits program, including life and disability insurance (short and long term), health and group dental. Mr. LaRose is entitled to receive severance payments under certain circumstances as described in detail under “Potential Payments Upon Termination or Change-In-Control.”
James Schuermann, Vice President, Sales and Marketing
On December 16, 2009, we entered into an amended employment agreement with Mr. Schuermann, who as Vice President, Sales and Marketing, is responsible for directing and managing our sales and marketing activities. Pursuant to this agreement, Mr. Schuermann is entitled to an annual base salary of $243,000, subject to annual review and increases in the board’s discretion. He is also entitled to receive an annual performance bonus as determined by the board of directors in its discretion. Mr. Schuermann’s employment agreement provides for full participation in our employee benefits program, including life and disability insurance (short and long term), health and group dental. Mr. Schuermann is entitled to receive severance payments under certain circumstances as described in detail under “Potential Payments Upon Termination or Change-In-Control.”
David Hathaway, Chief Medical Officer
On December 16, 2009, we entered into an amended employment agreement with Mr. Hathaway, who as Chief Medical Officer is responsible for directing and managing our clinical and regulatory activities. Pursuant to this agreement, Mr. Hathaway is entitled to an annual base salary of $250,000, subject to annual review and increases in the board’s discretion. He is also entitled to receive an annual performance bonus as determined by the board of directors in its discretion. Mr. Hathaway’s employment agreement provides for full participation in our employee benefits program, including life and disability insurance (short and long term), health and group dental. Mr. Hathaway is entitled to receive severance payments under certain circumstances as described in detail under “Potential Payments Upon Termination or Change-In-Control.”
Additional Compensation
We have provided additional information regarding the compensation we pay to our named executive officers under the heading “Compensation Discussion & Analysis.”

Outstanding Equity Awards At Fiscal Year End
The following table summarizes all outstanding equity awards for the named executive officers as of December 31, 2009:
2009 Outstanding Equity Awards at Fiscal Year-End

	OPTION AWARDS				STOCK AWARDS
					Number of
					Restricted
					Stock	Market Value
	Number of Securities Underlying				Units That	of Shares of
	Unexercised Options		Option	Option	Have Not	Stock That
	Exercisable	Unexercisable	Exercise	Expiration	Yet Vested	Have Not Yet
Name	(#)	(#)	Price	Date	(#)	Vested (1)
Douglas Godshall	119,598	39,866	$34.53	09/27/16	57,856	$2,052,152

David McIntyre	5,458		$31.39	01/31/10	92,499	$3,280,940
	5,458		$47.09	01/31/10
	21,834		$23.54	11/30/12
	4,284	1,430	$34.53	10/28/16

Jeffrey LaRose	21,834		$15.70	04/27/15	60,714	$2,153,526
	4,284	1,428	$34.53	10/28/16

James Schuermann	6,428	19,286	$23.54	11/16/17	39,285	$1,393,439

David Hathaway	9,285	27,857	$17.89	08/13/18	30,000	$1,064,100

(1)	Market value was determined by multiplying the number of shares of stock by $35.47, the closing price of our common stock on December 31, 2009.
2009 Option Exercises and Restricted Stock Vested
The following table sets forth information regarding the number and value of stock options exercised and the number and value of restricted stock units vested during 2009 for each of our named executive officers.

	Number of		Number of
	Shares	Value	Shares	Value
	Acquired on	Realized on	Acquired on	Realized on
	Exercise	Exercise (1)	Vesting	Vesting (2)
Name	(#)	($)	(#)	($)
Douglas Godshall	—	—	7,857	204,911
David McIntyre	10,916	107,452	2,857	74,511
Jeffrey LaRose	44,000	982,328	2,142	55,863
James Schuermann	—	—	714	18,621
David Hathaway	—	—	—	—

(1)	Value realized has been calculated based upon the difference between the closing price of the shares of common stock underlying the options on the date of exercise and the option exercise price.

(2)	Value realized has been calculated based upon the closing price on the date of vesting of the shares of common stock acquired upon vesting.
Pension Benefits
We do not have any plans that provide for payments or other benefits at, following or in connection with the retirement of our employees, including our named executive officers.

Nonqualified Defined Contribution and Other Nonqualified Deferred Compensation Plans
We do not have any defined contribution or other plans that provide for the deferral of compensation on a basis that is not tax-qualified.
Potential Payments Upon Termination or Change-In-Control
The tables below reflect the amount of compensation payable to each of the named executive officers in the event of termination of such executive’s employment. The amount of compensation payable to each named executive officer pursuant to his or her employment agreement (i) upon termination for cause, resignation without good reason or in the event of the death or permanent disability of the executive, (ii) upon termination without cause or resignation for good reason and (iii) upon termination following a change of control is shown below. The amounts shown assume that such termination was effective as of December 31, 2009, and thus include amounts earned through such time and are estimates of the amounts which would be paid out to the executives upon their termination. The actual amounts to be paid out can only be determined at the time of such executive’s separation from the Company.
Payments Made Upon Termination For Cause, Resignation Without Good Reason, Death or Disability
In the event a named executive officer is terminated for cause, resigns his or her employment without good reason, dies or becomes permanently disabled, we are required pursuant to our employment agreements to:
•	pay the executive any unpaid base salary earned through the date of termination or resignation; and
•	pay the executive such compensation or benefits that he may be entitled to by law or under the terms of our compensation and benefit plans then in effect including, without limitation, amounts owned for unpaid vacation leave accrued during the course of employment with the Company.
Under our employment agreements, “cause” is defined to include (i) the executive’s material or persistent breach of the employment agreement; (ii) the executive’s engaging in any act that constitutes serious misconduct, theft, fraud, material misrepresentation, serious dereliction of fiduciary obligations or duty of loyalty to the Company; (iii) conviction of a felony, or a plea of guilty or nolo contendere to a felony charge or any criminal act involving moral turpitude or which in the reasonable opinion of the Board brings the executive, the Board, the Company or any affiliate into disrepute; (iv) neglect of or negligent performance of the executive’s duties under the employment agreement; (v) willful, unauthorized disclosure of material confidential information belonging to the Company, or entrusted to the Company by a client, customer, or other third party; (vi) repeatedly being under the influence of drugs or alcohol (other than prescription medicine or other medically related drugs to the extent that they are taken in accordance with their directions) during the performance of the executive’s duties, or, while under the influence of such drugs or alcohol, engaging in grossly inappropriate conduct during the performance of the executive’s duties; (vii) repeated failure to comply with the lawful directions of the executive’s immediate supervisor or the Board that are not inconsistent with the terms of the employment agreement; or (viii) actual engagement in conduct that violates applicable state or federal laws governing the workplace that could reasonably be expected to bring the Company or any affiliate into disrepute.
Under our employment agreements, “good reason” is defined to include (i) a material diminution in base salary; (ii) a material diminution in authority, duties, or responsibilities; (iii) a material diminution in the authority, duties, or responsibilities of the supervisor to whom the executive is required to report, (iv) a material diminution in the budget over which the executive retains authority; or (v) any other action or inaction that constitutes a material breach by the Company of any agreement under which the executive provides services.
Upon an executive’s termination for cause, all stock options held by such executive under our 2008 Stock Incentive Plan (the “Incentive Plan”), whether vested or unvested, will immediately terminate. In addition, the executive will forfeit all unvested restricted stock units.
Upon an executive’s resignation without good reason, any options granted to such executive pursuant to our Incentive Plan and vested as of the date of resignation will generally remain exercisable for a period of up to thirty days. In addition, any unvested options and unvested restricted stock units granted pursuant to our Incentive Plan will immediately terminate.

Upon an executive’s death or disability, any options granted to such executive pursuant to our Incentive Plan and vested as of the date of termination will generally remain exercisable for a period of six months. Any unvested options granted under the Incentive Plan generally will become immediately exercisable and fully vested in accordance with their terms and exercisable for six months following the date of termination. In addition, all unvested restricted stock units granted under the Incentive Plan generally will become fully vested as of the date of death or cessation of service due to disability.
The following table shows amounts that would be payable upon each named executive officer’s death or disability. The amounts in the table assume that the listed officer left the Company effective December 31, 2009 and are based on the price per share of our common stock on that date of $35.47. Amounts actually received should any of the listed officers cease to be employed will vary based on factors such as the timing during the year of any such event, our stock price and any changes to our benefit arrangements and policies.

		Early
	Early	Vesting of
	Vesting of	Restricted	Unused
	Stock	Stock	Vacation Days
Name	Options ($)	Units ($)	($)	Total ($)
Douglas Godshall	—	2,052,152	37,109	2,089,261
David McIntyre	—	3,280,940	78,663	3,359,603
Jeffrey LaRose	—	2,153,526	18,453	2,171,979
James Schuermann	177,817	1,393,439	9,559	1,580,815
David Hathaway	432,341	1,064,100	9,153	1,505,593
Payments Made Upon Termination Without Cause or Resignation For Good Reason
In the event a named executive officer is terminated without cause or resigns his employment for good reason, we are required pursuant to our employment agreements to:
•	pay the executive any unpaid base salary earned through the date of termination or resignation;
•	continue to pay the executive’s base salary for a period of twelve months from the date of termination or resignation;
•	pay the employee portion of the executive’s COBRA continuation coverage (to the extent the executive elects coverage) for a period of 12 months or, if earlier, until the executive becomes entitled to participate in another employer’s health plan; and
•	pay the executive such compensation or benefits that he may be entitled to by law or under the terms of our compensation and benefit plans then in effect including, without limitation, amounts owned for unpaid vacation leave accrued during the course of employment with the Company.
Except in certain circumstances, upon an executive’s resignation with good reason or termination without cause, any options granted to such executive pursuant to our Incentive Plan and vested as of the date of resignation will generally remain exercisable for a period of up to 30 days and any unvested options granted pursuant to the Incentive Plan will immediately terminate. In addition, with limited exceptions, the executive will forfeit all unvested restricted stock units.

The following table shows amounts that would be payable upon each named executive officer’s termination without cause or resignation for good reason. The amounts in the table assume that the listed officer left the Company effective December 31, 2009 and are based on the price per share of our common stock on that date of $35.47. Amounts actually received should any of the listed officers cease to be employed will vary based on factors such as the timing during the year of any such event, our stock price and any changes to our benefit arrangements and policies.

			COBRA
	Severance		Continuation	Unused Vacation
Name	Amount ($)		Coverage ($)	Days ($)	Total ($)
Douglas Godshall	375,000		13,233	37,109	425,342
David McIntyre	358,000	(1)	13,233	78,663	449,896
Jeffrey LaRose	280,000		13,233	18,453	311,686
James Schuermann	243,000		13,233	9,559	265,792
David Hathaway	250,000		13,233	9,153	272,386

(1)	Includes relocation allowance of $108,000 per annum available to Mr. McIntyre under the terms of his agreement as of December 31, 2009.
Payments Made Upon Termination Following a Change in Control
In the event that following a “change in control” of the Company (as defined below), a named executive officer is terminated without cause or resigns for good reason within eighteen months of the event causing the “change in control”, we are required pursuant to our employment agreements to:
•	pay the executive any unpaid base salary earned through the date of termination or resignation;
•	pay the executives a lump-sum cash payment in an amount equal to two times the sum of the executive’s base salary and the most recent annual bonus paid to the executive;
•	pay the employee portion of the executive’s COBRA continuation coverage (to the extent the executive elects coverage) for a period of 24 months or, if earlier, until the executive becomes entitled to participate in another employer’s health plan; and
•	pay the executive such compensation or benefits that he may be entitled to by law or under the terms of our compensation and benefit plans then in effect including, without limitation, amounts owned for unpaid vacation leave accrued during the course of employment with the Company.
Upon an executive’s termination without cause or resignation for good reason following a change in control, any options granted to such executive pursuant to our Incentive Plan and vested as of the date of termination will generally remain exercisable for a period of 30 days. Any unvested options granted under the Incentive Plan generally will become immediately exercisable and fully vested in accordance with their terms and exercisable for 30 days following the date of termination. In addition, all unvested restricted stock units granted under the Incentive Plan generally will become fully vested as of the date of termination or resignation.
The following table shows amounts that would be payable upon each named executive officer’s termination following a change in control. The amounts in the table assume that the listed officer left the Company effective December 31, 2009 and are based on the price per share of our common stock on that date of $35.47. Amounts actually received should any of the listed officers cease to be employed will vary based on factors such as the timing during the year of any such event, our stock price and any changes to our benefit arrangements and policies.

			Early
			Vesting	Early
	Severance		of Stock	Vesting of	COBRA	Unused
	Amount		Options	Restricted	Continuation	Vacation
Name	($)		($)	Stock ($)	Coverage ($)	Days ($)	Total ($)
Douglas Godshall	750,000		—	2,052,152	26,466	37,109	2,865,727
David McIntyre	716,000	(1)	—	3,280,940	26,466	78,663	4,102,069
Jeffrey LaRose	560,000		—	2,153,526	26,466	18,453	2,758,444
James Schuermann	486,000		177,817	1,393,439	26,466	9,559	2,093,280
David Hathaway	500,000		432,341	1,064,100	26,466	9,153	2,032,059

(1)	Includes relocation allowance of $108,000 per annum available to Mr. McIntyre under the terms of his agreement as of December 31, 2009.

EQUITY COMPENSATION PLAN INFORMATION
The following table sets forth information regarding the Company’s Equity Compensation Plans as of December 31, 2009:

Number of
	Number of		securities
	securities		remaining
	to be	Weighted	available for
	issued	average	future issuance
	upon	exercise	under
	exercise of	price of	equity
	outstanding	outstanding	compensation
	options,	options,	plans (excluding
	warrants	warrants	securities
	and rights	and rights	reflected in
Plan Category	(a)	(b)	column (a)) (c)

Equity compensation plans approved by security holders:
HeartWare International, Inc. Employee Stock Option Plan	460,986	$28.05	372,508	(1)
HeartWare International, Inc. Restricted Stock Unit Plan	117,850	$0.00	11,083	(1)
HeartWare International, Inc. 2008 Stock Incentive Plan (2)	345,135	$4.04	106,806	(1)

Equity compensation plans not approved by security holders:
Non-Plan options	9,999	$23.55	N/A

(1)	Future issuances to employees and directors are expected to be made solely under the 2008 Stock Incentive Plan as any grants under the other plans reduce the availability of grants under the 2008 Stock Incentive Plan.

(2)	Outstanding awards under the 2008 Stock Incentive Plan include stock options granted with exercise prices equal to the fair value of our common stock on the date of grant and restricted stock units granted with exercise prices of $0.
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
None.
REVIEW OF RELATED PARTY TRANSACTIONS
Pursuant to the audit committee charter, the board of directors has delegated to the audit committee the responsibility for reviewing and approving any related-party transactions, after reviewing each such transaction for potential conflicts of interests and other improprieties. Based upon its consideration of all of the relevant facts and circumstances, the audit committee will decide whether or not to approve such transaction and will only approve those transactions that are in the best interests of the Company.
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth, as of March 2, 2010, information regarding beneficial ownership of shares of our common stock by the following:
•	each person, or group of affiliated persons, who is known by us to beneficially own 5% or more of any class of our voting securities;
•	each of our directors;
•	each of our named executive officers; and
•	all current directors and executive officers as a group.

Beneficial ownership is determined according to the rules of the SEC. Beneficial ownership generally includes voting or investment power of a security and includes shares underlying options that are currently exercisable or exercisable within 60 days after the measurement date. This table is based on information supplied by our officers, directors and principal stockholders. Except as otherwise indicated, we believe that the beneficial owners of the shares of common stock listed below, based on the information each of them has given to us, have sole investment and voting power with respect to their shares.
Unless otherwise indicated, we deem shares of common stock subject to options that are exercisable within 60 days of March 2, 2010 to be outstanding and beneficially owned by the person holding the options for the purpose of computing percentage ownership of that person, but we do not treat them as outstanding for the purpose of computing the ownership percentage of any other person.
As of March 2, 2010, there were 13,626,663 shares of common stock outstanding.

	Number of
	Shares		Percent of
	Beneficially		Shares
Name and Address of Beneficial Owner	Owned		Outstanding
5% Shareholders
Apple Tree Partners I, L.P.	2,673,962	(1)	19.6%
54th Floor, 405 Lexington Avenue, New York, NY 10174
Muneer A. Satter	1,374,433	(2)	10.1%
71 S. Wacker Drive, Suite 500
Chicago, IL 60606
FMR LLC	1,151,518	(3)	8.5%
82 Devonshire Street
Boston, MA 02109
Adage Capital Partners, L.P.	990,577	(4)	7.3%
200 Clarendon Street, 52nd Floor
Boston, Massachusetts 02116

Directors and Named Executive Officers
Robert Thomas	124,915	(5)	0.9%
Dr. Seth Harrison	2,673,962	(6)	19.6%
Dr. Denis Wade	41,466		*
Dr. Christine Bennett	2,857		*
Robert Stockman	17,141	(7)	*
Timothy Barberich	4,285	(8)	*
C. Raymond Larkin	—		*
Douglas Godshall	141,045	(9)	1.0%
David McIntyre	32,970	(10)	*
Jeffrey LaRose	31,104	(11)	*
James Schuermann	8,843	(12)	*
David Hathaway	9,285	(13)	*
All directors and executive officers as a group (14 persons)	3,102,677	(14)	22.4%

*	Indicates less than 1%

(1)	Information based on Schedule 13G/A filed with the SEC on February 12, 2010 by Apple Tree Partners I, L.P. (the “Fund”), Apple Tree Ventures I, LLC, which is the sole general partner of the Fund (the “GP”), and Seth L. Harrison (“Harrison”), the sole managing member of the GP. As the sole general partner of the Fund, the GP may be deemed to own beneficially the reported shares. As the sole managing member of the GP, Harrison may also be deemed to beneficially own these shares.

(2)	Information based on Schedule 13G/A filed with the SEC by Muneer A. Satter on February 12, 2010. Represents shares held by Muneer A. Satter as trustee for (i) Muneer A. Satter Revocable Trust, (ii) The Satter Foundation, (iii) Satter Children’s Trust, (iv) Satter Family Trust, (v) Kristen Hayler Hertel Revocable Trust, (vi) Gordon and Barbara Anne Hertel Insurance Trust, (vii) Albus Satter Insurance Trust, (viii) Anne-Carole Witort Insurance Trust, (ix) Rose Shereen Fuqua Insurance Trust, (x) Rabi H. Satter Insurance Trust, and (xi) John Wood Trust.

(3)	Information based on Schedule 13G/A filed with the SEC by FMR LLC and Edward C. Johnson 3d on February 16, 2010. Fidelity Management & Research Company (“Fidelity”), a wholly-owned subsidiary of FMR LLC, is the beneficial owner of the reported shares as a result of acting as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940. Edward C. Johnson 3d and FMR LLC, through its control of Fidelity, and the funds each has sole power to dispose of the reported shares. Neither FMR LLC nor Edward C. Johnson 3d, Chairman of FMR LLC, has the sole power to vote or direct the voting of the shares owned directly by the Fidelity Funds, which power resides with the Funds’ Boards of Trustees. Fidelity carries out the voting of the shares under written guidelines established by the Funds’ Boards of Trustees.

(4)	Information based on Schedule 13G/A filed with the SEC by Adage Capital Partners GP, L.L.C. (“ACP”), Adage Capital Advisors, L.L.C. (“ACA”), Robert Atchison, as managing member of ACA, managing member of ACPGP and general partner of ACP and Phillip Gross, as managing member of ACA, managing member of ACA, managing member of ACPGP, and general partner of ACP.

(5)	Includes 61,427 shares held in trust and 17,142 shares held by Mr. Thomas’ spouse. Mr. Thomas disclaims beneficial ownership of shares held by his spouse.

(6)	Represents shares held by Apple Tree Partners I, L.P., the Company’s largest shareholder. Dr. Harrison is Managing General Partner in Apple Tree Partners I, L.P. Dr. Harrison disclaims beneficial ownership of such shares, except to the extent of his pecuniary interest therein.

(7)	Includes 2,856 shares subject to options exercisable within 60 days of March 2, 2010.

(8)	Includes 1,428 shares subject to options exercisable within 60 days of March 2, 2010.

(9)	Includes 119,598 shares subject to options exercisable within 60 days of March 2, 2010.

(10)	Includes 26,118 shares subject to options exercisable within 60 days of March 2, 2010 and 800 shares held by Mr. McIntyre’s spouse.

(11)	Includes 26,118 shares subject to options exercisable within 60 days of March 2, 2010.

(12)	Includes 6,428 shares subject to options exercisable within 60 days of March 2, 2010.

(13)	Includes 9,285 shares subject to options exercisable within 60 days of March 2, 2010.

(14)	Includes 202,576 shares subject to options exercisable within 60 days of March 2, 2010.
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Exchange Act requires our directors, executive officers and persons who own more than ten percent of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of the common stock and other equity securities of our Company. Officers, directors, and greater than ten percent beneficial owners are required by SEC regulation to furnish us with copies of all Section 16(a) reports they file. Based solely upon information furnished to us and contained in reports filed with the SEC, as well as any written representations that no other reports were required, we believe that all SEC filings of our directors, executive officers and beneficial owners of greater than ten percent complied with Section 16 of the Exchange Act, except that James Schuermann filed one Form 4 late.

OTHER BUSINESS
2011 Stockholder Proposals
Stockholders interested in submitting a proposal to be considered for inclusion in our Proxy Statement and form of Proxy for the 2011 Annual Meeting of Stockholders may do so by following the procedures prescribed by Securities Exchange Act Rule 14a-8. To be eligible for inclusion, proposals must be submitted in writing and received by us at the address appearing as our principal executive offices on or before Friday, December 10, 2010.
A stockholder of ours may wish to have a proposal presented at the 2011 Annual Meeting of Stockholders, but not to have the proposal included in our Proxy Statement and form of Proxy relating to that meeting.
Pursuant to our Bylaws, in most circumstances, no business may be brought before the annual meeting unless it is specified in the notice of meeting (or any supplement thereto) or is otherwise brought before the meeting at the direction of the board of directors or by a stockholder of record who otherwise has the right to submit the proposal and who has delivered written notice to us (containing certain information specified in the Bylaws about the stockholder and the proposed action) no later than 120 days prior to the first anniversary of the mailing date of the proxy statement for the preceding year’s annual meeting, i.e., before Friday, December 10, 2010.
Nominating or Recommending for Nomination Candidates for Director
Our Bylaws permit stockholders to nominate directors for election at an Annual Meeting of Stockholders. To nominate a director, the stockholder must provide the information required by our Bylaws. In addition, the stockholder must give timely notice to us in accordance with our Bylaws, which, in general, require that the notice be received by us within the time period described above under “2011 Stockholder Proposals” for stockholder proposals that are not intended to be included in our proxy statement.
Transaction of Other Business
At the date of this Proxy Statement, the board of directors knows of no other business that will be conducted at the annual meeting to be held on May 4, 2010 other than as described in this Proxy Statement. If any other matter or matters are properly brought before the meeting or any adjournment or postponement of the meeting, it is the intention of the persons named in the accompanying form of proxy to vote the proxy on such matters in accordance with their best judgment.
By order of the Board of Directors,

David McIntyre
Secretary
April 6, 2010

Electronic Voting Instructions You can vote by Internet or telephone!
Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on May 3, 2010. Vote by Internet · Log on to the Internet and go to www.investorvote.com/HTWI · Follow the steps outlined on the secured website. Vote by telephone · Call toll free 1-800-652-VOTE (8683) within the USA,
US territories & Canada any time on a touch tone telephone. There is NO CHARGE to you for the call. Using a black ink pen, mark your votes with an X as shown in • Follow the instructions provided by the recorded message. this example. Please do not write outside the designated areas. X
Annual Meeting Proxy Card
IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. A Proposals — The Board of Directors recommends a vote FOR all the nominees listed. THE BOARD OF DIRECTORS (excluding Douglas Godshall (with respect to Proposal 3 only), Robert Thomas (with respect to Proposal 4 only), Seth Harrison (with respect to Proposal 5 only), Timothy Barberich (with respect to Proposal 6 only), Christine Bennett (with respect to Proposal 7 only), Charles Raymond Larkin, Jr (with respect to Proposal 8 only), Robert Stockman (with respect to Proposal 9 only) and Denis Wade (with respect to Proposal 10 only) who have abstained from making a recommendation on the Proposal in brackets after their name due to their personal interest in that Proposal) RECOMMENDS THAT YOU VOTE “FOR” PROPOSALS 1 — 10 . THE BOARD OF DIRECTORS does not make a recommendation with respect to Proposal 11 due to the Directors’ personal interest in this Proposal. 1. To elect a class of three directors to hold office until the later of our annual meeting of stockholders to be held in 2013 and the date on which his successor is duly elected and qualified: For _____ Withhold _____ For _____ Withhold _____ For _____ Withhold
01 — Douglas Godshall 02 — Seth Harrison 03 — Robert Stockman
For _____ Against Abstain _____ For _____ Against Abstain 2. To ratify the appointment of Grant Thornton LLP as our independent auditors 3. To approve the grant of 120,000 restricted stock units to Douglas for the fiscal year ending December 31, 2010. Godshall on the terms set out in the accompanying proxy statement. 4. To approve the grant of 1,000 restricted stock units and 1,000 stock options to 5. To approve the grant of 1,000 restricted stock units and 1,000 stock Robert Thomas on the terms set out in the accompanying proxy statement. options to Seth Harrison on the terms set out in the accompanying proxy statement. 6. To approve the grant of 1,000 restricted stock units and 1,000 stock options to 7. To approve the grant of 1,000 restricted stock units and 1,000 stock Timothy Barberich on the terms set out in the accompanying proxy statement. options to Christine Bennett on the terms set out in the accompanying proxy statement. 8. To approve the grant of 1,000 restricted stock units and 1,000 stock 9. To approve the grant of 1,000 restricted stock units and 1,000 stock options to Charles Raymond Larkin, Jr on the terms set out in the _____ options to Robert Stockman on the terms set out in the accompanying accompanying proxy statement. proxy statement. 10. To approve the grant of 1,000 restricted stock units and 1,000 stock options 11. To approve the increase in the maximum annual aggregate directors’ to Denis Wade on the terms set out in the accompanying proxy statement. fees payable to the non-executive directors of the Company to $750,000 to be allocated between the directors in such proportions as are determined by the Company. IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A — C ON BOTH SIDES OF THIS CARD. 016L4C

. Please promptly sign, date and return the proxy card to Computershare Trust Company, N.A., P.O. Box 43070, Providence RI 02940-3070 USA. IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Proxy — Heartware International, Inc. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS HEARTWARE INTERNATIONAL, INC. + The undersigned, a stockholder of HeartWare International, Inc., a Delaware corporation (the “Company”), does hereby appoint Douglas Godshall and David McIntyre and each of them as Proxies with full power of substitution in each of them, in the name, place and stead of the undersigned, to vote at the Annual Meeting of Stockholders of the Company to be held at 70 Rowes Wharf, Atlantic Ave., Boston MA 02110, on May 4, 2010, at 4:30 P.M., U.S. Eastern Standard Time (being 6:30 A.M. on May 5, 2010 (Australian Eastern Standard Time)), and at any adjournments or postponements thereof, all of the shares of the Company’s common stock that the undersigned would be entitled to vote if personally present. If any nominee for director should be unavailable for election as a result of an unexpected occurrence, the foregoing proxy holders will vote for election of a substitute nominee proposed by management. (continued, and to be signed on reverse side) Other Matters: If Douglas Godshall is appointed as your proxy, or may be appointed by default and you do not wish to direct your proxy how to vote as your proxy in respect of Proposals 3-11, please place a mark in the box. By marking this box, you acknowledge that Douglas Godshall may exercise your proxy even if he has an interest in the outcome of the Proposals and that votes cast by Douglas Godshall for Proposals 3 — 11 other than as a proxy holder will be disregarded because of that interest. If you do not mark this box, and you have not directed your proxy how to vote, Douglas Godshall will not cast your votes on Proposals 3- 11 and your votes will not be counted in calculating the required majority if a poll is called on such Proposals. B Non-Voting Items Change of Address — Please print new address below. C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below Please sign exactly as your name appears hereon. If stock is held jointly, signature should include both names. Administrators, Trustees, Guardians and others signing in a representative capacity, please give your full titles. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A — C ON BOTH SIDES OF THIS CARD. +